UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

NUVALENT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NUVALENT, INC.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(857) 357-7000

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 18, 2025

Dear Stockholder:

You are cordially invited to the 2025 Annual Meeting of Stockholders (the Annual Meeting) of Nuvalent, Inc. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/NUVL2025 on Wednesday, June 18, 2025, at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of the stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUVL2025 where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card to attend the Annual Meeting virtually.

At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.
The election of three Class I directors, Grant Bogle, James R. Porter, Ph.D., and Anna Protopapas, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2.
The approval, on an advisory basis, of the compensation paid to our named executive officers (NEOs);
3.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.
The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 21, 2025, will be entitled to notice of and to vote electronically during the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting. If you would like to view the list, please contact our Secretary to make arrangements by calling (857) 357-7000 or by writing to Attn: Secretary, One Broadway, 14th Floor, Cambridge, MA 02142. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of the Annual Meeting.

We encourage all stockholders to attend the Annual Meeting online. However, whether or not you plan to attend the Annual Meeting online, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

By the Order of the Board of Directors,

James R. Porter, Ph.D.

President and Chief Executive Officer

Cambridge, Massachusetts

April 28, 2025

Important Notice Regarding Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 18, 2025: The proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by visiting www.proxyvote.com, calling 1-800-579-1639 or sending an email to sendmaterial@proxyvote.com. Any requests for a paper copy of these documents should be received by June 4, 2025, in order to ensure timely delivery.

i

NUVALENT, INC.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(857) 357-7000

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 18, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about our 2025 annual meeting of stockholders (the Annual Meeting). The Annual Meeting will be held on Wednesday, June 18, 2025, at 11:00 a.m. Eastern Time. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/NUVL2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Except where the context otherwise requires, references to “Nuvalent,” “the Company,” “we,” “us,” “our” and similar terms refer to Nuvalent, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions, your proxy will be voted in accordance with the recommendations of our board of directors. We are making this proxy statement, the related proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, available to stockholders for the first time on or about April 28, 2025.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC) except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Nuvalent, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142 or by submitting a request over the Internet at www.proxyvote.com, calling 1-800-579-1639 or sending an email to sendmaterial@proxyvote.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Why do I have access to these materials?

A. We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on June 18, 2025, at 11:00 a.m. Eastern Time, including at any adjournments or postponements of the Annual Meeting. As a holder of Class A common stock as of the close of business on April 21, 2025, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.

Q. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A. In accordance with SEC rules, we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, over the Internet. Accordingly, we plan to send a Notice Regarding the Availability of Proxy Materials (the Notice) to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials. We plan to mail the Notice on or about April 28, 2025, to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxyvote.com. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions to request to receive a printed set of the proxy materials. You may request a paper copy of the proxy materials by submitting a request over the Internet at www.proxyvote.com, calling 1-800-579-1639 or sending an email to sendmaterial@proxyvote.com.

The Notice also identifies the date and time of, and web address for, the Annual Meeting; the matters to be acted upon at the Annual Meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and a form of proxy card relating to the Annual Meeting; and information on how to access and vote the form of proxy card.

Q. Can I vote my shares by filling out and returning the Notice?

A. No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone, by requesting and returning a printed proxy card or how to register to vote online during the Annual Meeting.

Q. What does it mean if I receive more than one Notice?

A. If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Q. What is the purpose of the Annual Meeting?

A. At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)
The election of three Class I directors, Grant Bogle, James R. Porter, Ph.D., and Anna Protopapas, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

(2)
The approval, on an advisory basis, of the compensation paid to our NEOs (Proposal No. 2);
(3)
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 3); and
(4)
The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q. Why is the Annual Meeting of stockholders a virtual, online meeting?

A. The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUVL2025 where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number included on your Notice or proxy card to attend the Annual Meeting virtually. There will not be a physical meeting location. We believe that hosting a virtual meeting may enable greater stockholder attendance and participation from any location around the world.

Q. How do I virtually attend the Annual Meeting?

A. We will host the Annual Meeting exclusively via the Internet at www.virtualshareholdermeeting.com/NUVL2025. In order to attend the Annual Meeting online, you will need the 16-digit control number included on your Notice or proxy card.

Q. Who can vote?

A. Only stockholders of record of our Class A common stock at the close of business on April 21, 2025, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 66,362,216 shares of our Class A common stock outstanding. We have Class A common stock and Class B common stock outstanding. Shares of our Class B common stock are non-voting, except as may be required by law.

Q. How many votes do I have?

A. Each share of our Class A common stock that you own as of the record date, April 21, 2025, entitles you to one vote on each matter that is voted on.

Q. Is my vote important?

A. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q. How do I vote?

A. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)
Over the Internet: To vote over the Internet prior to the Annual Meeting, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. You will need the 16-digit control number included on your Notice or proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 11:59 p.m. Eastern Time on June 17, 2025, to be counted.

(2)
By Telephone: To vote by telephone, please call 1-800-690-6903, and follow the recorded instructions. You will need the 16-digit control number included on your Notice or proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. Your vote must be received by 11:59 p.m. Eastern Time on June 17, 2025, to be counted.
(3)
By Mail: To vote by mail, you must request printed proxy materials, including a proxy card, and complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided. If you vote by mail, you do not need to vote over the Internet or by telephone. Your proxy card must be received by June 17, 2025, to be counted.
(4)
Online During the Annual Meeting: You may attend and vote at the Annual Meeting online at www.virtualshareholdermeeting.com/NUVL2025. You will need the 16-digit control number included on your Notice or proxy card to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many brokerage firms solicit voting instructions over the Internet or by telephone.

You are welcome to virtually attend the Annual Meeting if your shares are held in street name. In order to do so, you will need to visit www.virtualshareholdermeeting.com/NUVL2025 on the date and at the time of the Annual Meeting and enter the 16-digit control number included on your Notice, proxy card or voting instruction form.

Q. Can I revoke or change my vote after I submit my proxy?

A. If you are the “record holder” of your shares, you may revoke your proxy and change your vote by following one of the below procedures:

(1)
Vote over the Internet or by telephone as instructed above under “Over the Internet” and “By Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on June 17, 2025.
(2)
Sign and complete a new proxy card and send it by mail in the postage prepaid envelope provided. Broadridge Financial Solutions, Inc. must receive the proxy card no later than June 17, 2025. Only your latest dated proxy card will be counted.
(3)
Virtually attend the Annual Meeting online and vote online as instructed above. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.
(4)
Give our Secretary written notice before or at the Annual Meeting that you want to revoke your proxy. Such written notice should be sent to Nuvalent, Inc., Attention: Deborah Miller, Chief Legal Officer, One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee and following their instructions. You may also vote virtually at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, by entering the 16-digit control number included on your Notice, proxy card or voting instruction form.

Attending the Annual Meeting alone will not revoke your proxy.

Q. Will my shares be voted if I do not return my proxy?

A. If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or online while virtually attending the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on discretionary matters but they will not be allowed to vote your shares with respect to certain non-discretionary items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal No. 1, the election of three Class I directors, and Proposal No. 2, the approval, on an advisory basis, of the compensation paid to our NEOs, are not considered discretionary matters. If you do not instruct your brokerage firm how to vote with respect to these proposals, your brokerage firm may not vote your shares with respect to these proposals and your shares instead will be counted as “broker non-votes” with respect to these proposals. “Broker non-votes” occur when your bank, brokerage firm or other nominee submits a proxy for your shares (because the bank, brokerage firm or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, brokerage firm or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Proposal No. 3, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is considered a discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

Q. How many shares must be represented to hold the Annual Meeting?

A. A majority of our shares of Class A common stock outstanding at the record date must be present virtually or represented by proxy to hold the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are counted as broker non-votes. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of our outstanding Class A common stock as of the record date, April 21, 2025, or approximately 33,181,109 shares, constitutes a quorum at the Annual Meeting and permits us to conduct the business of the Annual Meeting.

Q. What vote is required to approve each matter and how are votes counted?

A. Proposal No. 1 — Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal No. 2 — Advisory Vote to Approve the Compensation Paid to our Named Executive Officers

The affirmative vote of the holders of shares of Class A common stock representing a majority of the votes cast on the matter is required to approve, on an advisory basis, the compensation paid to our NEOs. Abstentions and broker non-votes will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 2.

Proposal No. 2 is non-binding. Because this vote is advisory and not binding on us or our board of directors in any way, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our NEOs in an amount or manner that differs from that which is approved by our stockholders.

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of Class A common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 3.

Although stockholder approval of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Q. How does our board of directors recommend that I vote on the proposals?

A. Our board of directors recommends that you vote:

•
FOR the election of each of the three Class I director nominees, Grant Bogle, James R. Porter, Ph.D., and Anna Protopapas, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•
FOR the approval, on an advisory basis, of the compensation of our NEOs; and
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Q. What if I return a proxy card or otherwise vote but do not make specific choices?

A. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” electing those nominees for director for whom you made no indication with respect to Proposal No. 1, “For” Proposal No. 2, and “For” Proposal No. 3. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote your shares in accordance with their judgment on the matter.

Q. Are there other matters to be voted on at the Annual Meeting?

A. We do not know of any matters that may come before the Annual Meeting other than the election of our Class I directors; the approval, on an advisory basis, of the compensation of our NEOs; and the approval of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Who will count the votes?

A. The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q. How can I find out the results of the voting at the Annual Meeting?

A. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q. How do I submit a question at the Annual Meeting?

A. If you wish to submit a question during the Annual Meeting, you will need the 16-digit control number included on your Notice or proxy card. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/NUVL2025 during the Annual Meeting.

Q. How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2026 annual meeting?

A. Stockholders wishing to suggest a candidate for director should write to our Secretary. In order to give our nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2026 annual meeting, the recommendation should be received by our Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals for our 2026 Annual Meeting.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of Class A common stock owned by such stockholder or group of stockholders, as well as other information required by our Amended and Restated Bylaws or SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Q. Who is paying the costs of soliciting these proxies?

A. We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

Q. Whom should I contact if I have any questions?

A. If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Nuvalent at One Broadway, 14th Floor, Cambridge, Massachusetts 02142, telephone: (857) 357-7000.

Q. Whom do I contact if I experience technical difficulties trying to access or during the Annual Meeting?

A. If you have technical difficulties when accessing the Annual Meeting, there will be technicians available to assist you. If you encounter any technical difficulties accessing the virtual meeting during the meeting, please call the technical support number that will be posted on the Annual Meeting log-in page.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the terms of our Restated Certificate of Incorporation and Amended and Restated Bylaws, our board of directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. As a result, only one class of our directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors currently consists of eleven members. The members of the classes are divided as follows:

•
the Class I directors are Grant Bogle, Andrew A. F. Hack, M.D., Ph.D., James R. Porter, Ph.D., and Anna Protopapas, and their term will expire at the Annual Meeting;
•
the Class II directors are Gary Gilliland, M.D., Ph.D., Michael L. Meyers, M.D., Ph.D., Joseph Pearlberg, M.D., Ph.D., and Matthew Shair, Ph.D., and their term will expire at the annual meeting of stockholders to be held in 2026; and
•
the Class III directors are Emily Drabant Conley, Ph.D., Sapna Srivastava, Ph.D., and Cameron Wheeler, Ph.D., and their term will expire at the annual meeting of stockholders to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our board of directors has nominated Grant Bogle, James R. Porter, Ph.D., and Anna Protopapas for election as the Class I directors at the Annual Meeting. Each of Mr. Bogle, Dr. Porter and Ms. Protopapas is presently a director and has indicated a willingness to continue to serve as director, if elected. Unless otherwise instructed, proxies will be voted for Mr. Bogle, Dr. Porter and Ms. Protopapas. In the event that any of Mr. Bogle, Dr. Porter or Ms. Protopapas is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy.

Our board, upon the recommendation of our nominating and corporate governance committee, determined not to nominate Dr. Hack for reelection at the Annual Meeting. In addition, on April 11, 2025, Dr. Gilliland notified us of his decision to resign from the board of directors, effective as of the Annual Meeting. Shortly following the expiration of Dr. Hack’s term as a director and the effective time of Dr. Gilliland’s resignation at the Annual Meeting, we intend to reduce the size of our board from eleven directors to nine directors.

Information Regarding Directors

The following paragraphs provide biographical information as of April 21, 2025, including principal occupation and business experience during the last five years, for each director, including each nominee for Class I director.

Information about the number of shares of common stock beneficially owned by each of our directors, including each nominee for Class I director, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers or directors, including each nominee for Class I director.

Class I Directors, Term Expiring at the 2028 Annual Meeting of Stockholders, if elected

Grant Bogle, 67, has served as a member of our board of directors since December 2024. Most recently, he served as President and Chief Executive Officer of Epizyme, Inc., a biopharmaceutical company (Epizyme), from August 2021 until its acquisition in August 2022. He also served on the board of directors of Epizyme from September 2019 until its August 2022 acquisition. Earlier, Mr. Bogle served as Senior Vice President and Chief Commercial Officer for Tesaro, a biopharmaceutical company, from July 2015 to June 2019. Prior to joining Tesaro, Mr. Bogle served as Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health (formerly U.S. Oncology), a global healthcare company, from July 2007 to June 2015. Mr. Bogle holds a B.A. in economics from Dartmouth College, an M.B.A. from Columbia University and was a 2020 Fellow in the Advanced Leadership Initiative at Harvard University.

We believe that Mr. Bogle’s significant experience in the commercialization, sales, marketing and distribution of biopharmaceutical products and his experience as an executive provide him with the qualifications and skills to serve on our board of directors.

James R. Porter, Ph.D., 49, has served as our Chief Executive Officer and President and as a member of our board of directors since February 2020. Prior to that, Dr. Porter served as our Vice President, Product Development from April 2018 to January 2020 and worked as a consultant to the Company from January 2018 to April 2018. From July 2002 to December 2016, Dr. Porter held various roles at Infinity Pharmaceuticals, Inc., a biotechnology company (Infinity), including most recently as Vice President of Product Development. Over the course of over 14 years at Infinity, he contributed to the research and development programs of six different compounds entering clinical trials. As the duvelisib product development team leader, Dr. Porter led a cross-functional development team from development candidate nomination through New Drug Application (NDA) submission, resulting in the U.S. Food and Drug Administration approval of COPIKTRA® for patients with follicular lymphoma, small lymphocytic lymphoma and chronic lymphocytic leukemia. Following Infinity’s licensing of duvelisib to Verastem, Inc., a biopharmaceutical company (Verastem), Dr. Porter served as Consultant, Product Development at Verastem from January 2017 to December 2017, where he led the transition, product development team and NDA submission for the duvelisib program. Dr. Porter received his B.A. in chemistry at the College of the Holy Cross and his Ph.D. in organic chemistry from Boston College.

We believe that Dr. Porter is qualified to serve as a member of our board of directors due to his extensive leadership experience in the biopharmaceutical industry.

Anna Protopapas, M.B.A., 60, has served as Chairperson of our board of directors since March 2022. From March 2015 to September 2023, Ms. Protopapas served as President and Chief Executive Officer of Mersana Therapeutics Inc., a biopharmaceutical company (Mersana). Prior to Mersana, from October 2010 to October 2014, Ms. Protopapas served as a member of the Executive Committee of Takeda Pharmaceutical Company Limited (Takeda), a global pharmaceutical company, and held various senior management positions at Takeda, including serving as President of Millennium Pharmaceuticals, Inc. (Millenium), a wholly owned subsidiary of Takeda focused on oncology, where she was responsible for leading the oncology business, and Executive Vice President of Global Business Development, where she was responsible for global acquisitions, partnering, licensing and venture investing. From October 1997 to October 2010, Ms. Protopapas served in various positions at Millennium, including as the Senior Vice President of Strategy and Business Development and a member of the Executive Committee, where she led the company’s business development initiatives. Ms. Protopapas previously served on the board of directors of Dicerna Pharmaceuticals Inc., and she currently serves as a member of the board of directors of Mersana. She earned her B.S. in Science and Engineering from Princeton University, M.S. in Chemical Engineering Practice from the Massachusetts Institute of Technology and M.B.A. from Stanford Graduate School of Business.

We believe Ms. Protopapas is qualified to serve on our board of directors because of her extensive experience in building and growing biopharmaceutical companies and her previous board service for biopharmaceutical companies.

Class II Directors, Term Expiring at the 2026 Annual Meeting of Stockholders

Gary Gilliland, M.D., Ph.D., 70, has served as a member of our board of directors since January 2021. Over the course of 35 years, Dr. Gilliland has made major contributions to understanding the genetic basis of blood diseases, particularly leukemia, and translated seminal findings on the role of mutated kinases in leukemia into new, precision treatments that stop cancer while causing minimal adverse events. Dr. Gilliland served as the President and Director of the Fred Hutchinson Cancer Research Center from January 2015 to February 2020. Prior to that, Dr. Gilliland served as Vice Dean and Professor of Medicine at the University of Pennsylvania Perelman School of Medicine and Vice President of the University of Pennsylvania healthcare system, where he spearheaded a new model for personalized medicine. From March 2009 to August 2013, Dr. Gilliland served as Senior Vice President of the Global Oncology Franchise at Merck & Co., Inc., a pharmaceutical company, where he led KEYTRUDA® (pembrolizumab), a breakthrough immunotherapy drug, to market. Prior to that, Dr. Gilliland was Director of the Leukemia Program at the Dana-Farber Cancer Institute and spent 20 years on the faculty of Harvard Medical School. Dr. Gilliland currently serves on the board of directors of Laboratory Corporation of America Holdings. He received his B.A. in bacteriology from the University of California, Davis, his Ph.D. in microbiology from the University of California, Los Angeles and his M.D. from the University of California, San Francisco.

We believe Dr. Gilliland is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry and scientific background.

Michael L. Meyers, M.D., Ph.D., 75, has served as a member of our board of directors since October 2022. Since March 2023, Dr. Meyers has served as Chief Medical Officer at Flare Therapeutics Inc., a biopharmaceutical company. Prior to his appointment to our board of directors, Dr. Meyers served as a Senior Clinical Advisor to us from 2020 until October 2022. He also served as the Senior Vice President, Chief Development Officer and Chief Medical Officer at Syndax Pharmaceuticals, Inc., a biotechnology company (Syndax), from 2015 until March 2022, where he led the development of multiple molecules in breast cancer, various immune-oncology indications, acute leukemias, and chronic Graft versus Host Disease. Prior to joining Syndax, he held a number of senior research and development roles at Johnson & Johnson, a pharmaceutical company, including serving as Vice President, GU Oncology, Compound and Clinical Leader, and as Vice President, Oncology Scientific Innovation in Johnson & Johnson’s London Innovation Centre. Dr. Meyers also led the U.S. Oncology Medical Affairs team at Aventis Pharmaceuticals, Inc., a biopharmaceutical company, and worked in oncology clinical development at the Schering-Plough Research Institute. He also served as a member of the Memorial Sloan Kettering Cancer Center faculty, specializing in Clinical Immunology and melanoma. He received his M.D. and his Ph.D. in Microbiology and Immunology from Albert Einstein College of Medicine in New York and was elected to Alpha Omega Alpha (the medical school honor society). He completed his residency in Internal Medicine at Columbia Presbyterian Medical Center and his fellowship, where he served as Chief Fellow in Medical Oncology, at Memorial Sloan Kettering Cancer Center.

We believe Dr. Meyers is qualified to serve on our board of directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and his scientific background.

Joseph Pearlberg, M.D., Ph.D., 61, has served as a member of our board of directors since January 2021. Since July 2017, Dr. Pearlberg has served as the Vice President of Scientific Affairs in the Biotherapeutics group at Deerfield Management Company, L.P., a venture capital firm (Deerfield). Prior to Deerfield, Dr. Pearlberg served as the Vice President of Clinical Development at Infinity from June 2016 to July 2017 and as a Senior Medical Director from December 2014 to June 2016. Prior to that, Dr. Pearlberg worked as a Medical Director in the oncology unit of Sanofi S.A., a multinational healthcare company. He was a Lecturer in the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He received his B.A. from the University of Pennsylvania, his Ph.D. in molecular biology from Harvard University and his M.D. at the University of California, San Francisco, and completed his clinical training at the Massachusetts General Hospital and Dana Farber Cancer Institute.

We believe Dr. Pearlberg is qualified to serve on our board of directors because of his business and leadership experience in the life sciences industry and his scientific background.

Matthew Shair, Ph.D., 56, is our scientific founder and Head Scientific Advisor and has served as a member of our board of directors since our inception in February 2017. Since June 1997, Dr. Shair has served as a Professor in the Department of Chemistry and Chemical Biology at Harvard University; he is also an associate of the Broad Institute and an affiliate of the Harvard Stem Cell Institute. Dr. Shair and his lab at Harvard (the Shair lab) have made critical strides in target-oriented synthesis of complex molecules, including syntheses of CP-263,114, longithorone and cortistatin A. The Shair lab developed and out-licensed candidate small molecule therapeutic inhibitors of CDK8/19, resulting in one of the largest upfront licensing payments in Harvard’s history. Due in part to the Shair lab’s studies, CDK8/19 inhibitors have now entered clinical trials for treatment of acute myeloid leukemia and myelodysplastic syndromes. Dr. Shair has been a scientific founder of several biotechnology companies, including Infinity, Makoto Life Sciences, a private small molecule target identification company, and Chemiderm Inc., a private pharmaceutical company, and he has been an advisor to several biopharmaceutical companies, including ARIAD Pharmaceuticals, Inc., a pharmaceutical company, Enanta Pharmaceuticals, Inc., a biotechnology company, Bristol-Myers Squibb Company, a pharmaceutical company, and Novartis AG, a pharmaceutical company. Dr. Shair has been the recipient of many awards for his research contributions, including the Cope Scholar Award and the Sackler Prize in the Chemical Sciences. He received his B.A. in chemistry from the University of Rochester, his M.S. in organic chemistry from Yale University and his Ph.D. in organic chemistry from Columbia University. He completed his postdoctoral fellowship at Harvard University.

We believe Dr. Shair is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry and his scientific experience.

Class III Director Nominees, Term Expiring at the 2027 Annual Meeting of Stockholders

Emily Drabant Conley, Ph.D., 43, has served as a member of our board of directors since February 2022. Since December 2023, Dr. Conley has served as Chief Executive Officer of Renasant Bio, Inc., a biopharmaceutical company dedicated to transforming the treatment of autosomal dominant polycystic kidney disease. From July 2020 until August 2023, Dr. Conley served as Chief Executive Officer of Federation Bio, a clinical stage biotechnology company that advanced microbial cell therapies in renal disease, autoimmunity and cancer. Before her role at Federation Bio, Dr. Conley spent over a decade at 23andMe, a personal genomics and biotechnology company, where she served as head of business development. Prior to that, Dr. Conley was a research fellow at the National Institutes of Health, a medical research agency, and is co-author on more than 35 academic publications. Dr. Conley has received numerous awards and honors, including SF Business Times Most Influential Women in Business, Endpoints 20 Biopharma Leaders Under 40, Business Insider’s 30 Biotech Leaders Under 40 and Google Ventures 25 Women shaping the future of Technology. Dr. Conley currently serves on the boards of directors of Renasant Bio, Inc. and TMRW Life Sciences, Inc. Dr. Conley received her Ph.D. in Neuroscience from Stanford University and graduated summa cum laude from Vanderbilt University with a B.A.

We believe that Dr. Conley is qualified to serve on our board of directors due to her executive management and leadership experience in the life sciences industry.

Sapna Srivastava, Ph.D., 54, has served as a member of our board of directors since July 2021. Dr. Srivastava has over 20 years of experience as a senior executive in the biopharmaceutical industry. She most recently served as the interim Chief Financial Officer at eGenesis Bio, a private pharmaceutical company, from April 2021 until October 2021. From September 2017 to January 2019, Dr. Srivastava served as the Chief Financial and Strategy Officer at Abide Therapeutics, Inc., a private biopharmaceutical company that was acquired by H. Lundbeck A/S in 2019. From April 2015 to December 2016, Dr. Srivastava served as the Chief Financial and Strategy Officer at Intellia Therapeutics, Inc., a gene editing company. Previously, for nearly 15 years, Dr. Srivastava was a senior biotechnology analyst at Goldman Sachs, an investment banking company, Morgan Stanley, an investment banking company, and ThinkEquity Partners, LLC, an investment banking firm. She began her career as a research associate at JP Morgan, an investment banking company. Dr. Srivastava currently serves on the boards of directors of Tourmaline Bio, Inc., Aura Biosciences, Inc., Innoviva, Inc., and Alumis Inc. She previously served on the boards of directors of SQZ Biotechnologies Company and Social Capital Suvretta Holdings Corp. II. Dr. Srivastava received her B.Sc. from St. Xavier’s College, University of Bombay and her Ph.D. from New York University School of Medicine.

We believe Dr. Srivastava is qualified to serve as a member of our board of directors due to her extensive experience in the biopharmaceutical industry, including her prior experience as a chief financial officer and in other management positions.

Cameron Wheeler, Ph.D., 46, has served as a member of our board of directors since our inception in February 2017. Since September 2014, Dr. Wheeler has held various roles at Deerfield, serving most recently as a Partner in the Biotherapeutics group. Prior to Deerfield, Dr. Wheeler served as a Director of Corporate Development at Eleven Biotherapeutics, Inc. (renamed Sesen Bio, Inc. in 2018), a pharmaceutical company, from April 2009 to September 2014. Prior to that, he served as a Senior Associate at Third Rock Ventures, LLC, a venture capital company, from March 2008 to June 2009 and a Manager of the Business Development and Operations team at Constellation Pharmaceuticals, Inc., a biopharmaceutical company, from April 2008 to April 2009. Dr. Wheeler has previously served on the boards of directors of Oncorus, Inc., Graybug Vision, Inc., and Lumos Pharma, Inc. Dr. Wheeler received his B.S. in mechanical engineering and his M.S. and Ph.D. in biological engineering from the Massachusetts Institute of Technology.

We believe that Dr. Wheeler is qualified to serve on our board of directors due to his executive management and leadership experience in the life sciences industry.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE ELECTION OF EACH OF MR. BOGLE, DR. PORTER AND MS. PROTOPAPAS.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), which added Section 14A to the Securities Exchange Act of 1934 (the Exchange Act).

As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract and retain qualified and talented executives, motivate such executives to achieve our business goals and reward them for short- and long-term performance with a simple and clear compensation structure. Under this program, our NEOs are rewarded for the achievement of our short- and long-term performance, which we believe serves to enhance short- and long-term value creation for our stockholders. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders and pay for performance.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding on our board of directors, our compensation committee or the Company. However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for NEOs.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NEOS.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our audit committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and our board of directors has directed that management submit the selection of the independent registered public accountants for ratification by the stockholders at the Annual Meeting. KPMG LLP has served as the Company’s registered public accountant since 2020. Representatives of KPMG LLP are expected to be present online at the Annual Meeting, will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by Delaware law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws. However, our board of directors is submitting our audit committee’s selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider whether to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountants, Fees and Other Matters

KPMG LLP was our independent registered public accounting firm for the years ended December 31, 2024, and December 31, 2023. The following table summarizes the fees for professional services billed to us by KPMG LLP for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Years Ended December 31,
Fee Category	2024	2023
Audit Fees(1)	$1,333,880	$1,238,750
Audit-Related Fees(2)	—	—
Tax Fees(3)	72,032	48,195
All Other Fees(4)	—	—
Total	$1,405,912	$1,286,945

(1)
“Audit Fees” consist of fees for the audit of our annual financial statements, including the integrated audit of internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, fees billed in connection with the filing of registration statements with the SEC, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)
“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are traditionally performed by the independent auditor. There were no such fees incurred in 2024 or 2023.
(3)
“Tax Fees” consist of fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)
“All Other Fees” consist of fees for other types of non-audit services that are not specifically prohibited, based on the SEC’s rules, and that are not Audit-Related Fees or Tax Fees. There were no such fees incurred in 2024 or 2023.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP and has concluded that the provision of such services is compatible with maintaining such independence.

Pre-Approval Policies and Procedures

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During 2024, all of the services provided by KPMG LLP were pre-approved by our audit committee.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on the “Investors” section of our website, www.nuvalent.com. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Nuvalent, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142, telephone: (857) 357-7000.

Corporate Governance

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Our board of directors has adopted corporate governance guidelines to assist and guide our board of directors in the exercise of its responsibilities. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•
the business and affairs of the Company are managed by or under the direction of our board of directors, acting on behalf of the stockholders;
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a majority of the members of our board of directors shall be independent directors;
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the non-management directors will meet at regularly scheduled executive sessions without management participation, and at least once each year the independent directors alone will meet in executive session;
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our board of directors, and each committee, shall be entitled to rely on the advice and information it receives from management and the experts, advisers and professionals whom our board of directors, or a committee, may consult; and
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our board of directors will conduct a self-evaluation periodically to determine whether it is functioning effectively.

Director Independence

The rules of the Nasdaq Stock Market (Nasdaq) require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2025, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Drs. Porter and Shair, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Porter is not an independent director under these rules because he is an executive officer of the Company. Dr. Shair is not an independent director under these rules because he has received more than $120,000 in consulting fees from us during a twelve-month period within the past three years.

Board Leadership Structure

Currently, the role of Chairperson of our board of directors is separated from the role of Chief Executive Officer. Anna Protopapas is our Chairperson and James R. Porter, Ph.D., is our Chief Executive Officer. Our Chief Executive Officer is responsible for recommending strategic decisions and capital allocation to our board of directors and to ensure the execution of the recommended plans. The Chairperson of our board of directors is responsible for leading our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly as our board of directors’ oversight responsibilities continue to grow. While our Amended and Restated Bylaws and corporate governance guidelines do not require that our Chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Diversity

We strive to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age and experiences. The overall diversity is an important consideration in the director selection and nomination process. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches.

Director Nomination Process

Director Qualifications

While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, our nominating and corporate governance committee requires the following qualifications to be satisfied:

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High standards of personal and professional ethics and integrity.
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Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
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Skills that are complementary to those of members of the existing board of directors.
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The ability to assist and support management and make significant contributions to the Company’s success.
•
An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

A nominee’s background, including factors such as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest and other commitments, is also considered by our nominating and corporate governance committee when evaluating director nominees. Our nominating and corporate governance committee does not apply any particular weighting on any characteristic in evaluating nominees and directors.

Our nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, our nominating and corporate governance committee believes that the background and qualifications of our board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. Our directors’ performance and qualification criteria are reviewed periodically by our nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee is responsible for identifying individuals qualified to become members of our board of directors and its committees and recommending candidates for our board of directors’ selection as nominees for election to our board of directors at the next annual or other properly convened meeting of stockholders. Our nominating and corporate governance committee may solicit recommendations from any or all of the following sources: non-management directors, the chief executive officer, other executive officers, third-party search firms or any other source it deems appropriate. The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations and meetings from time to time to evaluate biographical information and background material relating to potential candidates. Final candidates, if other than our current directors, are interviewed by the members of our nominating and corporate governance committee and by certain of our other independent directors and our officers. In making its determinations, our nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our nominating and corporate governance committee makes its recommendation to our board of directors.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, a statement as to the number of shares of our common stock beneficially owned by the stockholder making the recommendation, and certain other information as set forth in Exhibit A to the nominating and corporate governance committee charter, to the Secretary of the Company at One Broadway, 14th Floor, Cambridge, MA 02142. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in the section below entitled “Stockholder Proposals for our 2026 Annual Meeting,” our nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others, as described above. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Stockholders also have the right under our Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals for our 2026 Annual Meeting.”

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the Chair of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables our board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. For stockholder communications (i) directed to our board of directors as a whole, stockholders may send such communication to the attention of the Chairperson of our board of directors and (ii) directed to an individual director in his or her capacity as a member of our board of directors, stockholders may send such communication to the attention of the individual director, in each case, by sending such communication via U.S. mail or expedited delivery service to the following address: Nuvalent, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

The Company will forward by U.S. mail any such stockholder communication to each director, and the Chairperson of our board of directors, in his or her capacity as a representative of our board of directors, to whom such securityholder communication is addressed to the address specified by each such director and the Chairperson of our board of directors.

Board Meetings and Attendance

Our board of directors met six times during the year ended December 31, 2024, including telephonic meetings. During the year, each of our directors attended 75% or more of the aggregate number of meetings of our board of directors and the committees on which he or she served.

Director Attendance at Annual Meeting

Although we do not have a formal policy regarding director attendance at the Annual Meeting, we encourage and expect all of our directors and nominees for director to attend the Annual Meeting. All of our directors attended our 2024 annual meeting of stockholders.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate pursuant to a charter approved by our board of directors. Each committee’s charter is posted on the “Investors” section of our website, www.nuvalent.com.

Audit Committee

Our audit committee held five meetings during 2024. The members of our audit committee are Gary Gilliland, M.D., Ph.D., Andrew A. F. Hack, M.D., Ph.D., and Sapna Srivastava, Ph.D. Dr. Srivastava is the Chair of our audit committee. Our board of directors has determined that each of Drs. Hack and Srivastava is an “audit committee financial expert” as defined by applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Our audit committee’s responsibilities include:

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appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
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reviewing the Company’s information security and technology risks (including cybersecurity), including the Company’s information security and risk management programs, controls and procedures, including the Company’s strategy to mitigate cybersecurity risks and potential breaches;
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reviewing the recovery and communication plans for any unplanned outage or security breach;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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recommending, based upon our audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•
reviewing quarterly earnings releases.

Compensation Committee

Our compensation committee held five meetings during 2024. The members of our compensation committee are Emily Drabant Conley, Ph.D., Anna Protopapas, and Cameron A. Wheeler, Ph.D. Dr. Conley is the Chair of our compensation committee. We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Our compensation committee’s responsibilities include:

•
reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;
•
evaluating the performance of our Chief Executive Officer and other executive officers in light of such corporate goals and objectives and based on such evaluation, recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and approving the compensation of our other officers;
•
reviewing and establishing our overall management compensation, philosophy and policy;
•
overseeing and administering our compensation and similar plans;

•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•
retaining and approving the compensation of any compensation advisors;
•
reviewing and recommending to our board of directors the policies and procedures for the grant of equity-based awards;
•
reviewing and recommending to our board of directors the compensation of our non-employee directors;
•
approving, or recommending for approval to our board of directors, the implementation or revision of any compensation recovery or “clawback” policies, and overseeing the administration of such policies; and
•
preparing the compensation committee report required by SEC rules to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee held four meetings during 2024. The members of our nominating and corporate governance committee are Michael L. Meyers, M.D., Ph.D., Joseph Pearlberg, M.D., Ph.D., and Anna Protopapas. Dr. Meyers is the Chair of our nominating and corporate governance committee. We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Our nominating and corporate governance committee’s responsibilities include:

•
developing and recommending to our board of directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•
reviewing the composition of our board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•
identifying individuals qualified to become members of our board of directors;
•
recommending to our board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•
developing and recommending to our board of directors appropriate corporate governance guidelines; and
•
overseeing the evaluation of our board of directors.

Compensation Committee Interlocks and Insider Participation

During 2024, Drs. Conley and Wheeler and Ms. Protopapas served on our compensation committee. None of the members of our compensation committee is or has been an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, directors and certain designated agents, including our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. This code is available on the “Investors” section of our website, www.nuvalent.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Director Compensation

The table below shows all compensation to our non-employee directors, including compensation for their services as a member or a Chair of one of our standing committees, during the year ended December 31, 2024. Dr. Porter, our President and Chief Executive Officer, is also a member of our board of directors, but he did not receive any additional compensation for service as a director. Dr. Porter’s compensation as an executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Grant Bogle	3,082	299,936	300,017	—	603,035
Emily Drabant Conley, Ph.D.	55,355	199,995	199,986	—	455,336
Gary Gilliland, M.D., Ph.D.(4)	50,943	199,995	199,986	—	450,924
Andrew A. F. Hack, M.D., Ph.D.(5)	50,943	199,995	199,986	—	450,924
Michael L. Meyers, M.D., Ph.D.	51,060	199,995	199,986	—	451,041
Joseph Pearlberg, M.D., Ph.D.	46,295	199,995	199,986	—	446,276
Anna Protopapas(6)	81,955	199,995	199,986	—	481,936
Matthew Shair, Ph.D.	41,530	199,995	199,986	200,000	641,511
Sapna Srivastava, Ph.D.	60,355	199,995	199,986	—	460,336
Cameron A. Wheeler, Ph.D.(7)	50,461	199,995	199,986	—	450,442

(1)
The amounts reported represent the aggregate grant date fair value of restricted stock units (RSUs) awarded to non-employee directors in 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718). These amounts do not reflect the actual economic value that may be realized by our directors upon the vesting of RSUs or the sale of the common stock settleable upon the vesting of such RSUs. The grant date fair value of each share of Class A common stock underlying the RSUs granted to each director, other than Mr. Bogle, was $80.03, the closing price of our Class A common stock on the grant date of June 12, 2024. The grant date fair value of each share of Class A common stock underlying the RSUs granted to Mr. Bogle was $93.73, the closing price of our Class A common stock on the grant date of December 5, 2024. As of December 31, 2024, Mr. Bogle held 3,200 shares of Class A common stock subject to outstanding RSU awards, and Drs. Conley, Gilliland, Hack, Meyers, Pearlberg, Shair, Srivastava and Wheeler and Ms. Protopapas each held 2,499 shares of Class A common stock subject to outstanding RSU awards.
(2)
The amounts reported represent the aggregate grant date fair value of stock options awarded to non-employee directors in 2024, calculated in accordance with ASC Topic 718. The range of assumptions used in calculating the grant date fair value are set forth in Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. As of December 31, 2024, Mr. Bogle held 4,851 shares of Class A common stock subject to outstanding option awards, Dr. Conley held 42,122 shares of Class A common stock subject to outstanding option awards, Dr. Meyers held 67,150 shares of Class A common stock subject to outstanding option awards, Ms. Protopapas held 73,789 shares of Class A common stock subject to outstanding option awards, Drs. Hack, Pearlberg, Shair and Wheeler each held 81,789 shares of Class A common stock subject to outstanding option awards, Dr. Gilliland held 99,201 shares of Class A common stock subject to outstanding option awards, and Dr. Srivastava held 107,289 shares of Class A common stock subject to outstanding option awards.
(3)
The amounts reported represent fees paid to Dr. Shair for his services as a consultant in 2024. Pursuant to the consulting agreement between us and Dr. Shair, he is paid $16,667 per month for certain scientific advisory consulting services that are unrelated to his service as a member of our board of directors.
(4)
On April 11, 2025, Dr. Gilliland delivered notice of his resignation from the board of directors, effective as of the Annual Meeting, and will cease to serve on our board of directors following the Annual Meeting. Dr.

Gilliland will have six months following the termination of his Service Relationship (as defined in our 2021 Stock Option and Incentive Plan (the 2021 Plan) and our 2017 Stock Option and Grant Plan (the 2017 Plan), as applicable) to exercise any portion of his option awards granted under the 2021 Plan and the 2017 Plan that have vested or are expected to vest by June 18, 2025, which equals 99,201 shares of common stock subject to outstanding option awards that are vested or expected to have vested as of such date.
(5)
Dr. Hack was not nominated for reelection at the Annual Meeting and will cease to serve on our board of directors following the Annual Meeting. Pursuant to the terms of the 2021 Plan, Dr. Hack will have six months from June 18, 2025, to exercise any portion of his option awards that have vested or are expected to vest as of June 18, 2025, which equals 81,789 shares of common stock subject to outstanding option awards that are vested or expected to have vested as of such date.
(6)
Ms. Protopapas was appointed as a member of our nominating and corporate governance committee in June 2024.
(7)
Dr. Wheeler served as a member of our nominating and corporate governance committee until Ms. Protopapas was appointed to serve as a member of such committee in June 2024.

Non-Employee Director Compensation Policy

Our board of directors approved a non-employee director compensation policy (as amended to date, the non-employee director compensation policy), which was most recently amended in March 2024. The purpose of the non-employee director compensation policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors when they are not employees or officers of the Company or its subsidiary. Under this policy, we pay our non-employee directors a cash retainer for service on our board of directors and for service on each committee of which the director is a member. The Chairperson of our board and the Chair of each committee receives an additional retainer for such service. These fees are payable quarterly in arrears and prorated based on number of actual days served by the director during such calendar quarter. In addition, non-employee directors are entitled to receive certain initial and annual equity awards under the policy as more fully described below.

Under the non-employee director compensation policy, the cash fees payable to non-employee directors for service on our board of directors and for service on each committee of our board of directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
Members	$42,000
Additional retainer for non-executive Chairperson	$31,000
Audit Committee:
Members (other than Chair)	$10,000
Chair	$20,000
Compensation Committee:
Members (other than Chair)	$7,500
Chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than Chair)	$5,000
Chair	$10,000

In addition, upon initial election to our board of directors, a newly elected non-employee director will be granted an initial, one-time equity award (an Initial Award) comprised of a stock option to purchase shares of the Company’s Class A common stock (an Initial Option) and an RSU award settleable in shares of the Company’s Class A common stock (an Initial RSU). Each Initial Award will have a Value of $600,000 with the Value of the Initial Option and the Value of the Initial RSU each being equal as nearly as practicable to 50% of the aggregate Value of the Initial Award, provided that in no event will the Initial Option be for more than 14,850 shares or the Initial RSU be for more than 7,425 shares, subject to adjustment for stock splits or other similar capitalization changes. The non-employee director compensation policy defines “Value” as the grant date fair value of the award determined in accordance with ASC Topic 718 or its successor provision, but excluding the impact of estimated forfeitures related to service-based vesting conditions. Each Initial Option will vest in equal monthly installments over three years from the date of grant, subject to the director’s continued service as a member of our board of directors through the applicable vesting date. Each Initial RSU will vest in equal annual installments over three years from the date of grant, subject to the director’s continued service as a member of our board of directors through the applicable vesting date.

Furthermore, on the date of each annual meeting of stockholders, each non-employee director who has served as a non-employee director for at least six months as of the date of such annual meeting and who continues to serve as a non-employee director following such meeting, and who has not announced an intention to resign from our board of directors, will be granted an annual equity award (the Annual Award) comprised of a stock option to purchase shares of the Company’s Class A common stock (the Annual Option) and an RSU award settleable in shares of the Company’s Class A common stock (the Annual RSU). The Annual Award will have a Value of $400,000 with the Value of the Annual Option and the Value of the Annual RSU each being equal as nearly as practicable to 50% of the aggregate Value of the Annual Award, provided that in no event will the Annual Option be for more than 9,900 shares or the Annual RSU be for more than 4,950 shares, subject to adjustment for stock splits or other similar capitalization changes. Each Annual Option and Annual RSU will vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the Company’s next annual meeting of stockholders, subject to the director’s continued service as a member of our board of directors through the applicable vesting date.

Initial Awards and Annual Awards are also subject to such other terms, conditions and limitations as may be set forth in the 2021 Plan. All outstanding Initial Awards and Annual Awards will become fully vested and exercisable upon the effective time of certain sale events specified in the non-employee director compensation policy.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our board of directors and committees thereof.

2023 Compensation

Prior to the amendment of the non-employee director compensation policy in March 2024, the fees paid to non-employee directors for service on our board of directors and for service on each committee of our board of directors on which the director is a member were as follows:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive Chairperson	$30,000
Audit Committee:
Members (other than Chair)	$7,500
Chair	$15,000
Compensation Committee:
Members (other than Chair)	$5,000
Chair	$10,000
Nominating and Corporate Governance Committee:
Members (other than Chair)	$4,000
Chair	$8,000

Upon initial election to our board of directors, each non-employee director was entitled to be granted a stock option award to purchase 40,000 shares of the Company’s Class A common stock (an Initial Grant), subject to the maximum annual compensation limits set forth in the non-employee director compensation policy and such other limits as may be set forth in our 2021 Plan. Initial Grants were subject to vesting in equal monthly installments over three years from the date of grant, subject to the director’s continued service as a member of our board of directors through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continued as a non-employee director following such meeting was entitled to be granted a stock option to purchase 20,000 shares of the Company’s Class A common stock (an Annual Grant), subject to the maximum annual compensation limits set forth in the non-employee director compensation policy and such other limits as may be set forth in our 2021 Plan. Annual Grants were subject to vesting in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders, subject to the director’s continued service as a member of our board of directors through the applicable vesting date. Any outstanding Initial Grants and Annual Grants will become fully vested and exercisable upon the effective time of a Sale Event (as defined in our 2021 Plan).

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time.

Limitations of Liability and Indemnification Matters

We have adopted provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (DGCL), as it now exists or may in the future be amended. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director or officer, except for liability for:

•
any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
in the case of directors, any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions;
•
any transaction from which the director or officer derived an improper personal benefit; or
•
in the case of officers, any action by or in the right of the Company.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our Amended and Restated Bylaws provide that:

•
we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•
we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024, and discussed them with Company management and KPMG LLP, the Company’s independent registered public accounting firm.

We have received from, and discussed with, KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC. In addition, we have received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with KPMG LLP its independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Sapna Srivastava, Ph.D., Chair

Andrew A. F. Hack, M.D., Ph.D.

Gary Gilliland, M.D., Ph.D.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the overall philosophy, objectives and structure of our executive compensation program, and important factors and information relevant to an analysis of our compensation policies and decisions. Our NEOs for the fiscal year ended on December 31, 2024, were:

Name	Position
James R. Porter, Ph.D.	President and Chief Executive Officer
Christopher Turner, M.D.	Chief Medical Officer
Alexandra Balcom, MBA, CPA	Chief Financial Officer and Treasurer
Deborah Miller, Ph.D., J.D.	Chief Legal Officer and Secretary
Darlene Noci, ALM	Chief Development Officer

Overview and Business Highlights

We are a clinical-stage biopharmaceutical company focused on creating precisely targeted therapies for patients with cancer. We leverage deep expertise in chemistry and structure-based drug design to develop innovative small molecules that are designed with the aim to overcome the limitations of existing therapies for clinically proven kinase targets.

To date, we have identified and progressed three product candidates into clinical development: (i) zidesamtinib (NVL-520) for patients with ROS proto-oncogene 1 (ROS1)-positive non-small cell lung cancer (NSCLC); (ii) neladalkib (NVL-655) for patients with anaplastic lymphoma kinase (ALK)-positive NSCLC; and (iii) NVL-330 for patients with tumors driven by HER2 mutations and alterations, including HER2 exon 20 insertion mutations. We expect to report pivotal data for tyrosine kinase inhibitor (TKI) pre-treated patients with advanced ROS1-positive NSCLC from the ARROS-1 clinical trial of zidesamtinib in the first half of 2025, and pivotal data for TKI pre-treated patients with advanced ALK-positive NSCLC from the ALKOVE-1 clinical trial of neladalkib by year-end 2025. We also plan to initiate the ALKAZAR Phase 3 clinical trial of neladalkib for TKI-naive patients with ALK-positive NSCLC in the first half of 2025 and anticipate submitting an NDA for zidesamtinib with an initial target indication of TKI pre-treated patients with advanced ROS1-positive NSCLC by mid-year 2025. Our primary focus is on continuing to progress zidesamtinib and neladalkib through Phase 2 clinical trials, initiation of the ALKAZAR Phase 3 clinical trial of neladalkib, seeking regulatory approval for zidesamtinib and neladalkib following receipt of pivotal data from such trials, progressing NVL-330 through Phase 1 development, and continuing to identify new potential product candidates for development through our discovery efforts.

During 2024, we achieved a number of important milestones and made significant progress on our clinical development, organizational, and business goals. Some of the key highlights which factored into our performance assessment for purposes of determining 2024 compensation for our NEOs included:

•
Progressed the Phase 2 portion of our ARROS-1 clinical trial of zidesamtinib, with 326 patients enrolled between September 2023 and December 31, 2024;
•
Initiated and advanced the Phase 2 portion of our ALKOVE-1 clinical trial of neladalkib, with 463 patients enrolled between February 2024 and December 31, 2024;
•
Announced the design of, and our plans to initiate, the ALKAZAR Phase 3 clinical trial of neladalkib;
•
Presented updated Phase 1 dose-escalation data from our ARROS-1 and ALKOVE-1 clinical trials at the European Society for Medical Oncology (ESMO) Congress 2024;
•
Initiated the HEROEX-1 Phase 1 clinical trial of NVL-330; and
•
Completed a successful $575 million, upsized public offering of our Class A common stock.

NEO compensation-related actions taken by our compensation committee and board of directors in 2024 included:

•
Short-Term Incentives – Our compensation committee and board of directors set challenging operational, pipeline and organizational goals aligned with our strategic objectives, including clinical, operational and financial priorities.
•
Long Term Incentives – Our executives were granted stock options to emphasize our strategic focus on stock price performance and were granted RSUs subject to time-based vesting as a long-term, retentive vehicle.
•
Introduction of performance-based RSUs (PSUs) for 2025 – In addition to stock options and RSUs, as part of our annual equity grant process for 2025, our compensation committee recommended and our board of directors awarded PSUs to all of our employees, including the NEOs, with the goal of strengthening alignment between the interests of our executive officers and our stockholders by tying a portion of equity compensation to the achievement of challenging, value-creating objectives.
•
Peer Group – Our compensation committee revised our peer group to properly reflect our stage of development, market capitalization, and the size of our workforce, given our significant progress on our clinical trials, head count growth and the year-over-year increase in our market capitalization.

We believe our compensation committee and board of directors have designed our executive compensation program to reflect our current size, strategy, and operational priorities, and, with this program, have motivated and incentivized our management team to build long-term, sustainable stockholder value.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain qualified and talented executives, motivate such executives to achieve our business goals and reward them for short- and long-term performance with a simple and clear compensation structure. We intend that total compensation for our NEOs, which we define as base salary, target annual cash incentives and equity incentive awards, reflects our pay-for-performance compensation philosophy in order to attract, retain and motivate our officers who have relevant, critical skills and experience, and can make important contributions to the achievement of our business objectives.

When our compensation committee allocates compensation among the elements of total compensation in its executive compensation program design, it takes into consideration factors such as providing short- and long-term incentives related to our financial and operational performance, in a manner intended to align the interests of our NEOs with the interests of our stockholders, reward value creation and provide competitive pay and benefits to our NEOs. Variable incentive compensation is a substantial component of our compensation strategy and aims to ensure that total compensation reflects the overall performance of our Company.

To achieve our compensation objectives, we provide executives with the following fixed and variable compensation components:

Compensation Element	Purpose
Base Salary	Provides a fixed level of compensation that is competitive with the external market and recognizes performance of job responsibilities
Annual Cash Incentives	Aligns short-term incentives with the annual goals of the Company to attain key business objectives within the fiscal year
Equity Incentive Awards	Promotes the maximization of sustained stockholder value by aligning the long-term interests of our executive officers and stockholders

Strong Governance of our Compensation Program

Our pay-for-performance philosophy and compensation governance practices are designed to provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our core practices include:

What We Do
✓ Deliver executive compensation through performance-based pay
✓ Heavily weight executive compensation towards variable or at-risk incentive pay
✓ Maintain a clawback policy covering excess compensation (cash and equity) paid to our executive officers due to a material restatement of our financial statements
✓ Maintain an independent compensation committee with entirely independent directors
✓ Retain and consult with an independent compensation consultant on compensation levels and practices
✓ Utilize an industry-specific peer group tailored to current market capitalization and stage of development and verifiable market data to benchmark competitive pay
✓ Set challenging short- and long-term incentive program goals
✓ Responsible use of shares under our long-term incentive program
✓ Grant equity awards with meaningful vesting periods
✓ Award bonuses consistent with performance
✓ Provide market-competitive benefits for executives which are consistent with the rest of our employees
✓ Conduct annual say-on-pay vote

What We Don’t Do
✘ No “single-trigger” change of control payments or equity acceleration
✘ No excessive perquisites
✘ No tax gross-ups to executives
✘ No hedging or pledging of our securities
✘ No guaranteed annual bonuses, salary increases or equity awards
✘ No supplemental executive retirement plans

Stockholder Say-On-Pay Vote Results

At our 2024 Annual Meeting of Stockholders held on June 12, 2024, we provided our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our NEOs. Approximately 97.6% of the votes cast on our “say-on-pay” vote were voted in favor of the proposal. We have considered the results of this vote and believe the strong support of our stockholders for the proposal indicates that our stockholders are supportive of our approach to executive compensation. Accordingly, we decided to maintain our general approach to executive compensation and, other than the introduction of PSUs for 2025, made no significant changes to our executive compensation arrangements or to our compensation policies in response to the vote. In the future, we will continue to consider the outcome of our “say-on-pay” votes when making compensation decisions regarding our NEOs and determining compensation policies.

Determination of Compensation

Our compensation committee is responsible for making recommendations to our board of directors with respect to the compensation for our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. Our board of directors reviews the compensation recommendations made by our compensation committee, and ultimately approves all compensation-related matters after considering those recommendations. To make its recommendations, the compensation committee reviews external market data at the 25th, 50th and 75th percentiles our peer group, as discussed below, which may be supplemented with general survey data, and also considers other internal factors, including corporate performance. In recommending 2024 executive compensation, the compensation committee consulted with our Chief Executive Officer (other than with respect to his own compensation) and considered advice and data provided by the compensation committee’s independent compensation consultant, Aon Consulting, Inc./Radford (Aon). Additional information regarding the roles of Aon, our new compensation consultant, Alpine Rewards, and our executive officers is provided below under the headings “Role of Compensation Consultant in Determining Executive Compensation” and “Role of Executive Officers in Determining Executive Compensation.” For 2024, Aon assisted with benchmarking the compensation of our senior executives by providing peer group and market information to support the Company and compensation committee in determining competitive and appropriate pay levels.

Role of Compensation Consultant in Determining Executive Compensation

Our compensation committee has the sole authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our compensation committee engaged Aon as its compensation consultant in 2023 and, when making decisions with respect to the executive compensation to be paid to our NEOs in 2024, our compensation committee considered advice and data provided by Aon. In June 2024, the compensation committee retained Alpine Rewards as its new independent compensation consultant. Aon and Alpine Rewards provided our compensation committee with peer group and market information for 2023 and 2024, respectively, that our compensation committee used to determine whether our executive compensation program is competitive when compared with market trends in executive compensation practices for comparable companies, after accounting for our NEOs’ experience and responsibilities. Our compensation committee has considered the adviser independence factors required under SEC rules and the Nasdaq listing standards as they relate to Aon and Alpine Rewards and believes neither Aon’s nor Alpine Rewards’ work raised a conflict of interest.

In September 2023, in connection with our compensation committee’s review of our executive compensation programs, Aon conducted and presented to the compensation committee an assessment of our peer group, taking into account the Company’s progress in advancing its development programs and its growth. Our compensation committee, in consultation with Aon and using market data provided by Aon, selected a peer group primarily on the basis of industry, stage of development, market capitalization and headcount considerations. In particular, one of the selection criteria used by our compensation committee in selecting the peer group was the peer companies having product candidates in Phase 2 or Phase 3 clinical trials.

The peer group selected by our compensation committee for the purposes of determining 2024 NEO compensation consisted of the following 18 publicly traded companies that operate in the broader biopharmaceutical industry and which represent competitors for executive talent and capital:

2023 Peer Group
Akero Therapeutics, Inc.	Denali Therapeutics Inc.	Revolution Medicines, Inc.
Arrowhead Pharmaceuticals, Inc.	IDEAYA Biosciences, Inc.	Syndax Pharmaceuticals, Inc.
Biomea Fusion, Inc.	Immunovant, Inc.	Ventyx Biosciences, Inc.
Cerevel Therapeutics Holdings, Inc.	Inhibrx, Inc.	Zentalis Pharmaceuticals, Inc.
Chinook Therapeutics, Inc.	Intellia Therapeutics, Inc.
Cytokinetics, Incorporated	Morphic Holding, Inc.
Day One Biopharmaceuticals, Inc.	Replimune Group, Inc.

In September 2024, our compensation committee revisited our peer group as part of its annual review of our executive compensation programs. Alpine Rewards conducted and presented to the compensation committee an updated assessment of our peer group in light of the Company’s continued growth and acceleration of its clinical trial timelines, and recommended a peer group focusing on companies with product candidates in late-stage clinical development and early commercial stage companies, and companies with similar market capitalizations to ours. As a result of that assessment, our compensation committee selected an updated peer group for use in determining 2025 NEO compensation, comprised of the following 18 publicly traded companies that operate in the broader biopharmaceutical industry and which represent competitors for executive talent and capital:

2024 Peer Group
Apogee Therapeutics, Inc.	Denali Therapeutics Inc.	Summit Therapeutics Inc.
Arcellx, Inc.	IDEAYA Biosciences, Inc.	Syndax Pharmaceuticals, Inc.
Arrowhead Pharmaceuticals, Inc.	Immunovant, Inc.	Vaxcyte, Inc.
Avidity Biosciences, Inc.	Intellia Therapeutics, Inc.	Viking Therapeutics, Inc.
Blueprint Medicines Corp.	Madrigal Pharmaceuticals, Inc.
CRISPR Therapeutics AG	Merus N.V.
Cytokinetics, Incorporated	Revolution Medicines, Inc.

Our compensation committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on executive compensation is intended to keep our Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

Role of Executive Officers in Determining Executive Compensation

Our Chief Executive Officer, Dr. Porter, made recommendations to our compensation committee to assist it in determining recommendations for 2024 compensation levels for our other NEOs. Dr. Porter did not make recommendations as to his own compensation. While our compensation committee considered Dr. Porter’s recommendations with respect to the compensation of our other NEOs and valued his observations with regard to compensation, the compensation committee exercised its independent judgment in making recommendations to the board of directors regarding executive compensation and the ultimate decisions regarding executive compensation were made by our board of directors after considering the recommendations of the compensation committee.

Components of Compensation

Our executive compensation program consists of three primary components: base salary, annual cash incentives, and equity incentive awards, historically in the form of time-based stock options. Beginning in 2024, our executive compensation program has also included time-vested RSUs. For 2025, our compensation committee also recommended, and our board of directors subsequently awarded, PSUs to our NEOs.

Base Salary

We provide annual base salaries to our NEOs to compensate them for performance of job responsibilities and to attract and retain individuals with superior talent. The annual base salary for each of our NEOs was initially established at the time the executive was hired, based on an assessment of market data and the experience of the candidate, in order to develop a compensation package, including base salary, that was necessary to attract and retain each individual.

Our compensation committee periodically reviews and evaluates the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, Company performance, market data and general salary trends in our industry. No specific weight is assigned to any of these criteria.

The following table sets forth the base salaries of our NEOs for 2023 and 2024, together with the approximate percentage change year-over-year.

Name	Base Salary as of December 31, 2023 ($)	Base Salary as of December 31, 2024 ($)	Approximate Percent Change From 2023 Base Salary
James R. Porter, Ph.D.	602,800	627,000	4%
Christopher Turner, M.D.	480,800	500,100	4%
Alexandra Balcom, MBA, CPA	440,300	457,200	4%
Deborah Miller, Ph.D., J.D.	423,500	440,500	4%
Darlene Noci, ALM	416,000	432,700	4%

Annual Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term company performance. Each NEO is eligible to receive an annual performance-based cash bonus based on achievement of performance goals developed by our compensation committee. Each NEO has a target annual bonus award amount, expressed as a percentage of the NEO’s base salary. At the beginning of each year, our compensation committee recommends, and our board of directors approves, corporate performance goals for the year. Following the approval of these corporate performance goals, our compensation committee determines the goals that will be used for the determination of performance-based cash bonuses for the year, including whether the goals will consist entirely of the corporate performance goals approved by the board of directors, or a combination of those corporate goals and individual goals. At the end of each year, our compensation committee then reviews actual performance against the goals for the payment of performance-based cash bonuses and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for our NEOs. The compensation committee then makes a recommendation of its assessment of the Company’s performance against its corporate goals and the annual bonus amounts to the board of directors for its review, consideration and approval.

In January 2024, upon the recommendation of our compensation committee and after discussion with management, our board of directors approved our corporate performance goals for 2024. These corporate performance goals included:

(1)
Development Program Execution Goals, including,
a.
for our zidesamtinib program, presentation of an updated data set at a medical meeting and finishing the year on track for NDA submission;
b.
for our neladalkib program, transitioning the ALKOVE-1 clinical trial into Phase 2 and beginning start-up activities to enable a potential Phase 3 clinical trial initiation in 2025; and
c.
for our NVL-330 program, initiating a Phase 1 clinical trial of NVL-330;
(2)
Portfolio Expansion Goals, including advancing our early-stage pipeline by identifying new exploratory targets and progressing preclinical study of previously identified targets; and
(3)
Strategic and Operational Goals, including objectives related to securing financing, achieving organizational growth, scalability and build out of new operational function areas including commercial infrastructure.

In March 2024, our compensation committee determined that cash bonuses for fiscal year 2024 would be determined solely on the basis of our achievement against our corporate performance goals.

In December 2024, following review of our corporate performance and after receiving input from our Chief Executive Officer, our compensation committee recommended, and our board of directors approved a corporate performance score against our corporate goals of 125%. In reviewing our corporate performance against our goals, our compensation committee and board of directors determined that actual performance exceeded our defined program execution goals for zidesamtinib and neladalkib and our strategic and operational goal related to securing financing in part due to: (a) our successful presentations of updated Phase 1 dose-escalation data sets for both the zidesamtinib and neladalkib development programs at the ESMO Congress 2024, (b) robust enrollment in the Phase 2 portions of both the ARROS-1 and ALKOVE-1 clinical trials, (c) the announcement of the design of and expected initiation timing for our ALKAZAR Phase 3 trial of neladalkib, and (d) completion of our successful $575 million, upsized follow-on public offering of our Class A common stock. They also determined that we met our NVL-330 development execution goal, our portfolio expansion goals and our other strategic and operational goals at target in part due to (x) initiation of our HEROEX-1 Phase 1 trial of NVL-330, (y) progress made on multiple discovery projects during 2024, and (z) continued headcount expansion with limited employee turnover.

After determination of our Company’s corporate achievement score against our predetermined goals, as described above, our board of directors approved the bonuses for our NEOs set forth in the table below.

	2024 Target Bonus		2024 Actual Bonus
Name	% of Base Salary	($)	125% Corporate Performance ($)
James R. Porter, Ph.D.	55%	344,850	431,063
Christopher Turner, M.D.	40%	200,040	250,050
Alexandra Balcom, MBA, CPA	40%	182,880	228,600
Deborah Miller, Ph.D., J.D.	40%	176,200	220,250
Darlene Noci, ALM	40%	173,080	216,350

Equity Incentive Awards

We provide equity-based incentive awards to compensate our employees and to motivate them and encourage retention by providing an opportunity for the recipients to participate in the ownership of our Company. In addition, we believe equity awards align the interests of our employees with the interests of our stockholders. Our compensation committee believes that employees in a position to make a substantial contribution to our long-term success should have a significant and ongoing stake in our Company.

We grant equity to executives annually as part of their annual compensation opportunity, as well as upon promotion, to motivate, retain and reward our NEOs for their performance and our success. Equity awards have traditionally been tied to time-based vesting conditions. For 2024, annual and promotion grants of time-based stock options vest over 48 equal monthly installments over the four years following the grant date, subject to the holder’s continued service to the Company through each applicable vesting date. Additionally, beginning in 2024, we introduced RSUs with time-based vesting into our executive compensation program to align the equity-based component of our compensation with stock appreciation over a sustained period while also managing the natural market volatilities of a clinical stage company. These time-based RSUs vest in three equal annual installments over the three years following the grant date, subject to the holder’s continued service to the Company through each applicable vesting date. For 2025, our board of directors also awarded PSUs to our NEOs, which are earned contingent upon the achievement of pre-established performance goals, as part of our long-term incentive strategy.

The equity awards granted to our NEOs for 2024 are described in greater detail below. Our compensation committee evaluates various factors when determining the number of equity incentive awards to grant to our NEOs, including the base salary and target annual cash incentive opportunity of the NEO, the value of the total compensation package our compensation committee and board of directors deem appropriate to attract and retain highly qualified NEOs in light of the competitive environment, the NEO’s ability to influence and create long-term stockholder value, peer group comparable metrics and data, and the advice and input from the compensation committee’s compensation consultant.

Name	Grant Date	Shares Underlying Options Granted(1)	Number of RSUs Granted(2)
James R. Porter, Ph.D.	1/5/2024	161,100	112,800
Christopher Turner, M.D.	1/5/2024	47,500	33,300
Alexandra Balcom, MBA, CPA	1/5/2024	47,500	33,300
Deborah Miller, Ph.D., J.D.	1/5/2024	47,500	33,300
Darlene Noci, ALM	1/5/2024	47,500	33,300

(1)
All options granted to our NEOs vest in 48 equal monthly installments over the four years following the grant date, subject to the holder’s continued service to the Company through each applicable vesting date. All of the options were granted with an exercise price equal to the closing price of our Class A common stock on the grant date.
(2)
All RSUs granted to our NEOs vest in equal annual installments over the three years following the grant date, subject to the holder’s continued service to the Company through each applicable vesting date.

Benefits and Other Compensation

Health and Welfare Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, on the same terms as non-executive officer employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program.

401(k) Plan

The Company has a 401(k) defined contribution plan (401(k) Plan) for its employees. Eligible employees may make pretax and/or “Roth” after-tax contribution to the 401(k) Plan up to applicable statutory limits. For 2023 and 2024, we offered a discretionary employer matching contribution equal to 100% of a participant’s eligible contributions of up to 6% of eligible compensation, subject to limits established by the Internal Revenue Code of 1986 (the Code).

Severance and Change in Control Payments and Benefits

Under our employment arrangements with our NEOs, we have agreed to provide severance payments and other benefits in the event of the termination of their employment under specified circumstances. We have provided more detailed information about these payments and benefits, under the caption “Executive Compensation - Employment, Severance and Change in Control Arrangements” below.

We believe providing severance and/or change in control payments and benefits as an element of our compensation structure can help us compete for executive talent and attract and retain highly talented executive officers whose contributions are critical to our long-term success. We believe these benefits will offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position in the event of a termination or change in control. After consultation with Alpine Rewards, we believe that our severance and change in control payments and benefits are appropriate.

We do not offer defined benefit pension plans or non-qualified deferred compensation plans to our employees, including our executive officers.

Tax and Accounting Considerations

While our compensation committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2024. We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Insider Trading Policy

We have adopted and maintain an Amended and Restated Insider Trading Policy (Insider Trading Policy) governing the purchase, sale and/or other disposition of Company securities by our directors, officers, employees, and designated consultants, as well as their affiliates. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company also does not engage in open-market transactions in Company securities while in possession of material nonpublic information concerning the Company or its securities. The foregoing summary does not purport to be complete and is qualified by reference to our Insider Trading Policy filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Anti-Hedging Policy

Our Insider Trading Policy, among other things, expressly prohibits our directors, officers, employees and designated consultants, as well as their affiliates, from engaging in short sales of our securities; or purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time.

Clawback Policy

We have adopted a “clawback policy” compliant with Nasdaq listing standards which provides that, in the event that we are required to prepare an accounting restatement, we will attempt to recover from our current or former executive officers the pre-tax amount of incentive-based compensation in excess of what would have been paid to such executive officer after giving effect to the accounting restatement during the three completed fiscal years immediately preceding the earlier of (i) the date our board of directors, or a committee of our board of directors, or the officer or officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement, or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement. For purposes of the policy, incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of any measures determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures (whether or not such measures are presented within the Company’s financial statements or included in a filing made with the SEC); stock price; and total stockholder return. If the incentive-based compensation is based on our stock price or total stockholder return and the amount of excess incentive-based compensation is not calculable directly from the information in an accounting restatement, the amount recovered will be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total stockholder return upon which the incentive-based compensation was received.

Compensation Committee Report

Our compensation committee has reviewed the “Compensation Discussion and Analysis” section of this Proxy Statement required by Item 402(b) of Regulation S-K and discussed such section with management. Based on this review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025.

By the Compensation Committee of the Board of Directors of Nuvalent, Inc.,

Emily Drabant Conley, Ph.D. (Chair)

Anna Protopapas

Cameron Wheeler, Ph.D.

Summary Compensation Table - 2024

The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our NEOs during the periods indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James R. Porter, Ph.D.	2024	627,000	8,161,080	8,039,672	431,063	21,054	17,279,869
President and Chief Executive Officer	2023	602,800	—	8,322,916	431,002	20,154	9,376,872
	2022	579,600	—	4,216,576	398,475	19,945	5,214,596
Christopher Turner, M.D.	2024	500,100	2,409,255	2,370,481	250,050	21,054	5,550,940
Chief Medical Officer	2023	480,800	—	2,852,237	250,016	20,154	3,603,207
	2022	462,300	—	1,365,538	231,150	20,806	2,079,794
Alexandra Balcom, MBA, CPA	2024	457,200	2,409,255	2,370,481	228,600	21,054	5,486,590
Chief Financial Officer and Treasurer	2023	440,300	—	2,852,237	228,956	20,154	3,541,647
	2022	423,400	—	1,365,556	211,700	19,116	2,019,772
Deborah Miller, Ph.D., J.D.(4)	2024	440,500	2,409,255	2,370,481	220,250	21,054	5,461,540
Chief Legal Officer and Secretary
Darlene Noci, ALM(4)	2024	432,700	2,409,255	2,370,481	216,350	21,054	5,449,840
Chief Development Officer

(1)
These amounts represent the aggregate grant date fair value of RSU awards (with respect to the “Stock Awards” column) and stock option awards (with respect to the “Option Awards” column) granted to our NEOs during the applicable year, calculated in accordance with ASC Topic 718. The range of assumptions used in calculating the grant date fair value of stock options are set forth in Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that may be realized by the NEOs upon the vesting of the stock options or RSUs, the exercise of the stock options or the sale of the common stock underlying such stock options or settleable upon the vesting of such RSUs.
(2)
The amounts represent performance-based cash bonuses earned by our NEOs in the applicable year. Please see “Compensation Discussion and Analysis – Components of Compensation – Annual Performance-Based Cash Incentives” above for a general description of the criteria that our board of directors used to determine the performance-based cash bonuses.
(3)
For 2024, the amounts shown represent $20,700 in employer matching contributions made pursuant to the 401(k) Plan (as defined in “Compensation Discussion and Analysis - Benefits and Other Compensation - 401(k) Plan” above), and $354 in life insurance premiums paid by us. For 2023, the amounts shown for each of Drs. Porter and Turner and Ms. Balcom represent $19,800 in employer matching contributions made pursuant to the 401(k) Plan (as defined below), and $354 in life insurance premiums paid by us. For 2022, the amounts shown represent: (i) for Dr. Porter, $18,300 in employer matching contributions made pursuant to the 401(k) Plan, and $1,645 in life insurance premiums paid by us; (ii) for Dr. Turner, $18,300 in employer matching contributions made pursuant to the 401(k) Plan, and $2,506 in life insurance premiums paid by us; and (iii) for Ms. Balcom, $18,300 in employer matching contributions made pursuant to the 401(k) Plan, and $816 in life insurance premiums paid by us.
(4)
Dr. Miller and Ms. Noci were not NEOs in 2022 or 2023, and therefore their compensation information is only provided for 2024.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs in 2024. All equity awards were granted under our 2021 Plan.

					All Other	All Other
					Stock Awards:	Option Awards:		Grant Date Fair Value
		Estimated Future Payouts			Number of	Number of	Exercise or	of
		Under Non-Equity			Shares of	Securities	Base Price	Stock and
		Incentive Plan Awards(1)			Stock or	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards(5)
Name	Date	($)	($)	($)	(#)	(#)	($/Share)	($)
James R. Porter, Ph.D.
Cash Bonus	N/A	—	344,850	—	—	—	—	—
Options	1/5/2024	—	—	—	—	161,100	72.35	8,039,672
RSUs	1/5/2024	—	—	—	112,800	—	—	8,161,080
Christopher Turner, M.D.
Cash Bonus	N/A	—	200,040	—	—	—	—	—
Options	1/5/2024	—	—	—	—	47,500	72.35	2,370,481
RSUs	1/5/2024	—	—	—	33,300	—	—	2,409,255
Alexandra Balcom, MBA, CPA
Cash Bonus	N/A	—	182,880	—	—	—	—	—
Options	1/5/2024	—	—	—	—	47,500	72.35	2,370,481
RSUs	1/5/2024	—	—	—	33,300	—	—	2,409,255
Deborah Miller, Ph.D., J.D.
Cash Bonus	N/A	—	176,200	—	—	—	—	—
Options	1/5/2024	—	—	—	—	47,500	72.35	2,370,481
RSUs	1/5/2024	—	—	—	33,300	—	—	2,409,255
Darlene Noci, ALM
Cash Bonus	N/A	—	173,080	—	—	—	—	—
Options	1/5/2024	—	—	—	—	47,500	72.35	2,370,481
RSUs	1/5/2024	—	—	—	33,300	—	—	2,409,255

(1)
Consists of the target cash bonus amount each of our NEOs was eligible to receive under our annual performance-based bonus program, as more fully described under “Compensation Discussion and Analysis - Components of Compensation - Annual Performance-Based Cash Incentives” above. The amounts actually paid to our NEOs for 2024 bonuses are disclosed in the column entitled “Non-Equity Incentive Plan Compensation” in our Summary Compensation Table – 2024, 2023, 2022 above.
(2)
Represents a grant to each NEO of RSUs subject to time-based vesting. All RSUs reflected vest in equal annual installments over the three years following the grant date, subject to the holder’s continued service to the Company through each applicable vesting date.
(3)
Represents a grant to each NEO of stock options subject to time-based vesting. All stock options reflected vest in 48 equal monthly installments following the grant date, subject to the holder’s continued service to the Company through each applicable vesting date.
(4)
Amounts shown represent the exercise price of the stock options granted, which was the closing price of our Class A common stock on the grant date, as reported on the Nasdaq Global Select Market.
(5)
Amounts shown represent the aggregate grant date fair value of RSUs and stock options granted to our NEOs, calculated in accordance with ASC Topic 718. See Summary Compensation Table footnote (1) above for additional details.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our NEOs as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
James R. Porter, Ph.D.	1/5/2024	36,919	124,181(2)	72.35	1/5/2034
	1/6/2023	120,624	219,156(2)	27.85	1/6/2033
	1/4/2022	240,917	89,483(3)	18.93	1/4/2032
	4/29/2021	794,908	72,264(3)	6.89	4/29/2031
	12/15/2020	33,423(4)	—	0.87	12/15/2030
	5/25/2020	565,942(4)	—	0.65	5/25/2030
	5/25/2020	49,401(4)	—	0.65	5/25/2030
	1/5/2024					112,800(5)	8,829,984
Christopher Turner, M.D.	1/5/2024	10,885	36,615(2)	72.35	1/5/2034
	1/6/2023	69,096	75,104(2)	27.85	1/6/2033
	1/4/2022	78,021	28,979(3)	18.93	1/4/2032
	4/29/2021	281,781	21,324(6)	6.89	4/29/2031
	4/29/2021	2,599	236(3)	6.89	4/29/2031
	1/5/2024					33,300(5)	2,606,724
Alexandra Balcom, MBA, CPA	1/5/2024	10,885	36,615(2)	72.35	1/5/2034
	1/6/2023	9,096	75,104(2)	27.85	1/6/2033
	1/4/2022	78,021	28,979(3)	18.93	1/4/2032
	4/29/2021	79,210	8,016(3)	6.89	4/29/2031
	2/16/2021	190,825	5,331(7)	1.08	2/16/2031
	1/5/2024					33,300(5)	2,606,724
Deborah Miller, Ph.D., J.D.	1/5/2024	10,885	36,615(2)	72.35	1/5/2034
	1/6/2023	15,050	75,104(2)	27.85	1/6/2033
	1/4/2022	42,021	28,979(3)	18.93	1/4/2032
	4/29/2021	154,099	19,509(8)	6.89	4/29/2031
	1/5/2024					33,300(5)	2,606,724
Darlene Noci, ALM	1/5/2024	10,885	36,615(2)	72.35	1/5/2034
	1/6/2023	69,096	75,104(2)	27.85	1/6/2033
	8/1/2022	8,328	20,833(3)	14.40	8/1/2032
	1/4/2022	20,688	15,112(3)	18.93	1/4/2032
	4/29/2021	11,311	3,480(3)	6.89	4/29/2031
	2/16/2021	32,647	3,554(9)	1.08	2/15/2031
	1/5/2024					33,300(5)	2,606,724

(1)
Each RSU entitles the holder thereof to receive one share of our Class A common stock for each RSU granted upon vesting. The market value is calculated by multiplying $78.28, the closing price of a share of our Class A common stock on December 31, 2024, the last trading day of 2024, as reported on the Nasdaq Global Select Market, by the number of unvested units.

(2)
This option award vests over the four years following the grant date in equal monthly installments, subject to continued service to the Company through the applicable vesting date.

(3)
This option award vests as to 25% of the shares on the first anniversary of the grant date, and as to the remainder of the shares in equal monthly installments over the three years thereafter, subject to continued service to the Company through the applicable vesting date.
(4)
This option award is fully vested.
(5)
These shares vest over the three years following the grant date in equal annual installments, subject to continued service to the Company through the applicable vesting date.
(6)
This option award vests as to 25% of the shares on March 22, 2022, and as the remainder of the shares in equal monthly installments over the three years thereafter, subject to continued service to the Company through the applicable vesting date.

(7)
This option award vests as to 25% of the shares on January 25, 2022, and as to the remainder of the shares in equal monthly installments over the three years thereafter, subject to continued service to the Company through the applicable vesting date.
(8)
This option award vests as to 25% of the shares on April 15, 2022, and as to the remainder of the shares in equal monthly installments over the three years thereafter, subject to continued service to the Company through the applicable vesting date.
(9)
This option award vests as to 25% of the shares on January 11, 2022, and as to the remainder of the shares in equal monthly installments over the three years thereafter, subject to continued service to the Company through the applicable vesting date.

Option Exercises and Stock Vested in 2024

	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise
Name	(#)	($)(1)
James R. Porter, Ph.D.	103,000	7,066,467
Christopher Turner, M.D.	—	—
Alexandra Balcom, MBA, CPA	73,700	4,712,007
Deborah Miller, Ph.D., J.D.	70,000	4,317,619
Darlene Noci, ALM	45,000	3,082,470

(1)
The value realized upon exercise is the difference between the fair value of our Class A common stock at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

Policies and Practices Related to the Grant of Equity Awards

We grant equity awards, including stock options and RSUs, to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. During the last fiscal year, neither our board of directors nor the compensation committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

While we do not have a specific policy or obligation that requires us to grant equity awards on specified dates, annual equity award grants to our employees have traditionally been approved and granted in early January of each year. For new hire and promotion grants, such grants are typically approved by our compensation committee, or by our Chief Executive Officer pursuant to the authority delegated to him by our compensation committee in accordance with our 2021 Plan, and granted on the first business day of the month following the date of the new hire or promotion.

Annual equity awards to our current directors are generally granted on the date of our annual meeting of stockholders, and for newly elected directors, on the date of their election to our board of directors, in accordance with our non-employee director compensation policy described above.

Fiscal Year 2024 Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The following table presents information regarding stock options granted to our NEOs during our fiscal year ended December 31, 2024, during any period beginning four business days before the filing of a Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that disclosed material nonpublic information (other than a Form 8-K disclosing a material new option award grant under Item 5.02(e)), and ending one business day after the filing or furnishing of such report with the SEC.

		Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award

Percentage Change in the Closing Market Price of the Securities Underlying the Award between the Trading Day ending immediately prior to the Disclosure of Material Nonpublic Information and the Trading Day beginning immediately following the Disclosure of Material Nonpublic Information(1)

Name	Grant Date	(#)	($/Share)	($)	(%)
James R. Porter, Ph.D.	1/5/2024	161,100	72.35	8,039,672	1.85%
Christopher Turner, M.D.	1/5/2024	47,500	72.35	2,370,481	1.85%
Alexandra Balcom, MBA, CPA	1/5/2024	47,500	72.35	2,370,481	1.85%
Deborah Miller, Ph.D., J.D.	1/5/2024	47,500	72.35	2,370,481	1.85%
Darlene Noci, ALM	1/5/2024	47,500	72.35	2,370,481	1.85%

(1) Calculated using the closing prices of our Class A common stock on the Nasdaq Global Select Market on January 9, 2024 and January 10, 2024 of $72.79 and $74.14 per share, respectively, due to our filing of a Current Report on Form 8-K after trading hours on January 9, 2024 disclosing certain business updates and financial estimates. We had previously disclosed the information contained in that Current Report on Form 8-K in a press release that we issued before trading hours on January 8, 2024. The closing price of our Class A common stock on the Nasdaq Global Select Market on January 5, 2024 was $72.35.

Employment, Severance and Change in Control Arrangements

Employment Agreements

We have entered into employment arrangements with each of our NEOs pursuant to which such NEOs are employed “at will,” meaning the executive or we may terminate the employment arrangement at any time. These agreements establish the NEO’s title, initial compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon termination of employment under specified conditions. In November 2024, we entered into amendments to the employment agreements (the November Employment Agreement Amendments) with each of our NEOs to increase the period for severance payments and benefits continuation to such executive officers in connection with certain terminations following a change in control of our Company.

The following summarizes the principal terms of our employment agreements with each of our NEOs, including the termination benefits under our NEOs’ existing employment arrangements, as amended to date.

James R. Porter, Ph.D.

We have entered into an employment agreement with Dr. Porter (the Porter Employment Agreement). The Porter Employment Agreement has no specific term, provides for Dr. Porter’s at-will employment and supersedes all prior employment agreements. The Porter Employment Agreement provides that we will pay Dr. Porter an annual base salary, which is subject to periodic review and adjustment, and he is eligible to earn an annual bonus with a target amount of 55% of his base salary. Dr. Porter is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. As a condition of employment, Dr. Porter entered into our standard confidentiality, assignment and noncompetition agreement.

In addition, the Porter Employment Agreement provides for severance protection in the event Dr. Porter’s employment is terminated by us without “cause” or he resigns for “good reason” (as each such term is defined in the Porter Employment Agreement). Pursuant to the Porter Employment Agreement, in the event that Dr. Porter’s employment is terminated by us without cause or if Dr. Porter resigns for good reason outside of the Change in Control Period (as defined below), subject to his execution and the effectiveness of a separation agreement and release, Dr. Porter shall be entitled to (i) 12 months of continued base salary payments, (ii) to the extent such termination occurs following the end of the calendar year and Dr. Porter has earned but not yet been paid his annual bonus for such year, payment of the bonus he would have otherwise received had he remained employed through the bonus payment date (Prior Year Bonus) and (iii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Dr. Porter as if Dr. Porter had remained employed by us for a period of up to 12 months. In lieu of the aforementioned payments and benefits, in the event that Dr. Porter’s employment is terminated by us without cause or if Dr. Porter resigns for good reason, in each case, during the 12-month period commencing on the Sale Event and ending on the first anniversary thereof (the Change in Control Period), subject to his execution and the effectiveness of a release, Dr. Porter shall be entitled to (i) a lump-sum cash severance payment equal to 24 months of base salary plus 1.5 times his target bonus for the year of termination, (ii) the Prior Year Bonus and (iii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Dr. Porter as if Dr. Porter had remained employed by us for a period of up to 24 months. In addition, in the event that Dr. Porter’s employment is terminated by us without cause or if Dr. Porter resigns for good reason during the Change in Control Period, all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Porter shall accelerate and become fully vested and exercisable as of the date of termination. If any amounts payable to Dr. Porter in connection with a Sale Event are subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits shall be reduced if such reduction would result in a higher net after-tax benefit to Dr. Porter.

Christopher Turner, M.D.

We have entered into an employment agreement with Dr. Turner (the Turner Employment Agreement). The Turner Employment Agreement has no specific term, provides for Dr. Turner’s at-will employment and supersedes all prior employment agreements. The Turner Employment Agreement provides that we will pay Dr. Turner an annual base salary, which is subject to periodic review and adjustment, and he is eligible to earn an annual bonus with a target amount of 40% of his base salary. Dr. Turner is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Dr. Turner entered into an employee confidentiality, assignment and noncompetition agreement with the Company, dated February 23, 2021.

In addition, the Turner Employment Agreement provides for severance protection in the event Dr. Turner’s employment is terminated by us without “cause” or he resigns for “good reason” (as each such term is defined in the Turner Employment Agreement). Pursuant to the Turner Employment Agreement, in the event that Dr. Turner’s employment is terminated by us without cause or if Dr. Turner resigns for good reason outside of the Change in Control Period, subject to his execution and the effectiveness of a separation agreement and release, Dr. Turner shall be entitled to (i) nine months of continued base salary payments and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Dr. Turner as if Dr. Turner had remained employed by us for a period of up to nine months. In lieu of the aforementioned payments and benefits, in the event that Dr. Turner’s employment is terminated by us without cause or if Dr. Turner resigns for good reason, in each case, during the Change in Control Period, subject to his execution and the effectiveness of a release, Dr. Turner shall be entitled to (i) a lump-sum cash severance payment equal to 18 months of base salary plus one times his target bonus for the year of termination and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Dr. Turner as if Dr. Turner had remained employed by us for a period of up to 18 months. In addition, in the event that Dr. Turner’s employment is terminated by us without cause or if Dr. Turner resigns for good reason during the Change in Control Period, all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Turner shall accelerate and become fully vested and exercisable as of the date of termination. If any amounts payable to Dr. Turner in connection with a Sale Event are subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits shall be reduced if such reduction would result in a higher net after-tax benefit to Dr. Turner.

Alexandra Balcom, MBA, CPA

We have entered into an employment agreement with Ms. Balcom (the Balcom Employment Agreement). The Balcom Employment Agreement has no specific term, provides for Ms. Balcom’s at-will employment and supersedes all prior employment agreements. The Balcom Employment Agreement provides that we will pay Ms.

Balcom an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 40% of her base salary. Ms. Balcom is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Ms. Balcom entered into an employee confidentiality, assignment and noncompetition agreement with the Company, dated December 21, 2020.

In addition, the Balcom Employment Agreement provides for severance protection in the event Ms. Balcom’s employment is terminated by us without “cause” or she resigns for “good reason” (as each such term is defined in the Balcom Employment Agreement). Pursuant to the Balcom Employment Agreement, in the event that Ms. Balcom’s employment is terminated by us without cause or if Ms. Balcom resigns for good reason outside of the Change in Control Period, subject to her execution and the effectiveness of a separation agreement and release, Ms. Balcom shall be entitled to (i) nine months of continued base salary payments and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Ms. Balcom as if Ms. Balcom had remained employed by us for a period of up to nine months. In lieu of the aforementioned payments and benefits, in the event that Ms. Balcom’s employment is terminated by us without cause or if Ms. Balcom resigns for good reason, in each case, during the Change in Control Period, subject to her execution and the effectiveness of a release, Ms. Balcom shall be entitled to (i) a lump-sum cash severance payment equal to 18 months of base salary plus one times her target bonus for the year of termination and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Ms. Balcom as if Ms. Balcom had remained employed by us for a period of up to 18 months. In addition, in the event that Ms. Balcom’s employment is terminated by us without cause or if Ms. Balcom resigns for good reason during the Change in Control Period, all stock options and other stock-based awards subject solely to time-based vesting held by Ms. Balcom shall accelerate and become fully vested and exercisable as of the date of termination. If any amounts payable to Ms. Balcom in connection with a Sale Event are subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits shall be reduced if such reduction would result in a higher net after-tax benefit to Ms. Balcom.

Deborah Miller, Ph.D., J.D.

We have entered into an employment agreement with Dr. Miller (the Miller Employment Agreement). The Miller Employment Agreement has no specific term, provides for Dr. Miller’s at-will employment and supersedes all prior employment agreements. The Miller Employment Agreement provides that we will pay Dr. Miller an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 40% of her base salary. Dr. Miller is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Dr. Miller entered into an employee confidentiality, assignment and nonsolicitation agreement with the Company, dated April 15, 2021.

In addition, the Miller Employment Agreement provides for severance protection in the event Dr. Miller’s employment is terminated by us without “cause” or she resigns for “good reason” (as each such term is defined in the Miller Employment Agreement). Pursuant to the Miller Employment Agreement, in the event that Dr. Miller’s employment is terminated by us without cause or if Dr. Miller resigns for good reason outside of the Change in Control Period, subject to her execution and the effectiveness of a separation agreement and release, Dr. Miller shall be entitled to (i) nine months of continued base salary payments and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Dr. Miller as if Dr. Miller had remained employed by us for a period of up to nine months. In lieu of the aforementioned payments and benefits, in the event that Dr. Miller’s employment is terminated by us without cause or if Dr. Miller resigns for good reason, in each case, during the Change in Control Period, subject to her execution and the effectiveness of a release, Dr. Miller shall be entitled to (i) a lump-sum cash severance payment equal to 18 months of base salary plus one times her target bonus for the year of termination and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Dr. Miller as if Dr. Miller had remained employed by us for a period of up to 18 months. In addition, in the event that Dr. Miller’s employment is terminated by us without cause or if Dr. Miller resigns for good reason during the Change in Control Period, all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Miller shall accelerate and become fully vested and exercisable as of the date of termination. If any amounts payable to Dr. Miller in connection with a Sale Event are subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits shall be reduced if such reduction would result in a higher net after-tax benefit to Dr. Miller.

Darlene Noci, ALM

We have entered into an employment agreement with Ms. Noci (the Noci Employment Agreement). The Noci Employment Agreement has no specific term, provides for Ms. Noci’s at-will employment and supersedes all prior employment agreements. The Noci Employment Agreement provides that we will pay Ms. Noci an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 40% of her base salary. Ms. Noci is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Ms. Noci entered into an employee confidentiality, assignment and noncompetition agreement with the Company, dated November 25, 2020.

In addition, the Noci Employment Agreement provides for severance protection in the event Ms. Noci’s employment is terminated by us without “cause” or she resigns for “good reason” (as each such term is defined in the Noci Employment Agreement). Pursuant to the Noci Employment Agreement, in the event that Ms. Noci’s employment is terminated by us without cause or if Ms. Noci resigns for good reason outside of the Change in Control Period, subject to her execution and the effectiveness of a separation agreement and release, Ms. Noci shall be entitled to (i) nine months of continued base salary payments and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Ms. Noci as if Ms. Noci had remained employed by us for a period of up to nine months. In lieu of the aforementioned payments and benefits, in the event that Ms. Noci’s employment is terminated by us without cause or if Ms. Noci resigns for good reason, in each case, during the Change in Control Period, subject to her execution and the effectiveness of a release, Ms. Noci shall be entitled to (i) a lump-sum cash severance payment equal to 18 months of base salary plus one times her target bonus for the year of termination and (ii) continued payment by us of the monthly employer contribution that we would have made to provide health insurance to Ms. Noci as if Ms. Noci had remained employed by us for a period of up to 18 months. In addition, in the event that Ms. Noci’s employment is terminated by us without cause or if Ms. Noci resigns for good reason during the Change in Control Period, all stock options and other stock-based awards subject solely to time-based vesting held by Ms. Noci shall accelerate and become fully vested and exercisable as of the date of termination. If any amounts payable to Ms. Noci in connection with a Sale Event are subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits shall be reduced if such reduction would result in a higher net after-tax benefit to Ms. Noci.

Potential Payments upon Termination or Change in Control

The table below sets forth the estimated amount of payments and other benefits each NEO would have been entitled to receive upon the termination of such NEO’s employment upon the occurrence of the indicated event, assuming that such event occurred on December 31, 2024. The information is provided relative to the NEO’s termination or change in control policies or arrangements in place on such date. The values relating to the vesting of stock option and RSU awards are based upon a per share fair market value of our common stock of $78.28, which was the closing price of a share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2024, the last trading day in 2024.

There can be no assurances that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits outlined below is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Salary and Other Cash Payments	Bonus	Vesting of Stock Options	Vesting of RSUs	Health and Dental Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)
James R. Porter, Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	627,000	—	—	—	32,933	659,933
Termination without cause or resignation for good reason within 12 months following a change in control	1,254,000	517,275	22,258,173	8,829,984	65,867	32,925,299
Christopher Turner, M.D.
Termination without cause or resignation for good reason other than in the context of a change in control	375,075	—	—	—	24,700	399,775
Termination without cause or resignation for good reason within 12 months following a change in control	750,150	200,040	7,263,694	2,606,724	49,400	10,870,008
Alexandra Balcom, MBA, CPA
Termination without cause or resignation for good reason other than in the context of a change in control	342,900	—	—	—	24,700	367,600
Termination without cause or resignation for good reason within 12 months following a change in control	685,800	182,880	6,708,341	2,606,724	49,400	10,233,145
Deborah Miller, Ph.D., J.D.
Termination without cause or resignation for good reason other than in the context of a change in control	330,375	—	—	—	16,462	346,837
Termination without cause or resignation for good reason within 12 months following a change in control	660,750	176,200	7,117,273	2,606,724	32,923	10,593,870
Darlene Noci, ALM
Termination without cause or resignation for good reason other than in the context of a change in control	324,525	—	—	—	24,700	349,225
Termination without cause or resignation for good reason within 12 months following a change in control	649,050	173,080	6,755,137	2,606,724	49,400	10,233,391

(1) Amount represents the contractual amounts payable under the NEO’s employment agreement, as described above, assuming the NEO’s base salary in effect as of December 31, 2024.

(2) Amount represents the contractual amounts payable under the NEO’s employment agreement, as described above, assuming the NEO’s target bonus in effect as of December 31, 2024.

(3) The amount shown in this column represents the difference, if any, between the exercise price of the accelerated unvested and outstanding options and the closing price assuming a $78.28 fair market value of a share of our Class A common stock based on the reported closing price of our Class A common stock on the Nasdaq Global Select Market on December 31, 2024, the last trading day in 2024.

(4) The amount shown in this column was calculated by multiplying the NEO’s number of unvested RSU shares as of December 31, 2024 scheduled to vest upon the specified event by $78.28, the fair market value of a share of our Class A common stock based on the reported closing price of our Class A common stock on the Nasdaq Global Select Market on December 31, 2024, the last trading day in 2024.

CEO Pay Ratio

We are required by applicable SEC rules established pursuant to the Dodd-Frank Act to disclose information about the relationship of the median of the annual total compensation of all our employees, excluding our Chief Executive Officer, and the annual total compensation of our Chief Executive Officer.

CEO Pay Ratio for 2024

•
The median of the annual total compensation of all our employees, excluding our Chief Executive Officer, was $688,370.
•
The annual total compensation of our Chief Executive Officer, which is equal to the total compensation amount reflected in the Summary Compensation Table above, was $17,279,869.
•
The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 25 to 1.

Methodology

The methodology used to identify the employee with compensation at the median of the annual total compensation of all our employees was based on the following:

•
For purposes of identifying our median employee, we considered the individuals, excluding our Chief Executive Officer, who were employed by us on November 30, 2024 (the “Determination Date”). We did not include any contractors or other non-employee workers in our employee population. As of the Determination Date, the total employee population consisted of 135 employees.
•
To identify the median employee, we used a consistently applied compensation measure consisting of target base salary, target bonus, and the grant-date fair value of equity granted in the year as of the Determination Date. We selected these compensation elements because they represent our broad-based compensation elements.

Using the consistently applied compensation measure, we identified our median employee. We then calculated the actual total compensation for this individual using the same methodology we use for our NEOs and Chief Executive Officer to calculate their annual total compensation as set forth in the Summary Compensation Table.

We believe the pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules. The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our reported pay ratio.

Pay Versus Performance

The following table and related disclosure sets forth compensation information for our principal executive officer (PEO), the average of the compensation information for our other NEOs, our cumulative total shareholder return (TSR), our peer group TSR, and our consolidated net loss for each of the years presented. Our NEOs’ compensation is shown using the total compensation from the Summary Compensation Table and compensation actually paid (CAP), calculated in accordance with Item 402(v) of Regulation S-K promulgated under the Exchange Act. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years presented.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Loss ($ in Thousands)(5)	Company Selected Measure(6)
2024	17,279,869	21,116,153	5,487,228	6,755,841	411.13	93.47	(260,756)	N/A
2023	9,376,872	50,502,077	3,572,427	16,722,520	386.50	94.01	(126,219)	N/A
2022	5,214,596	13,949,769	2,049,783	4,398,150	156.41	89.88	(81,854)	N/A

(1)
Dr. Porter was our PEO for each year presented in this table. The individuals comprising the non-PEO NEOs for 2022 and 2023 were Dr. Turner and Ms. Balcom. For 2024, the individuals comprising the non-PEO NEOs were Dr. Turner, Ms. Balcom, Dr. Miller, and Ms. Noci.
(2)
The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the total compensation from the Summary Compensation Table with certain adjustments. A reconciliation of the adjustments for Dr. Porter and for the average of the non-PEO NEOs is set forth below. Equity values are calculated in accordance with ASC Topic 718 and are generally consistent with the methodologies used to determine the grant-date fair value for accounting purposes. For more information, please see the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)	Plus: Year-End Fair Value of Awards Granted During Applicable Year That Remain Outstanding and Unvested as of Year-End ($)	Plus (Minus): Change in Fair Value as of Year-End of any Prior Year Awards that Remain Outstanding and Unvested as of Year-End ($)	Plus: Fair Value as of the Vesting Date of Awards Granted and Vested During the Applicable Year ($)	Plus (Minus): Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vested During Applicable Year ($)	Minus: Fair Value at Prior Year-End of any Prior Year Awards that Failed to Meet Applicable Vesting Conditions During the Applicable Year ($)	Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Compensation Actually Paid ($)
PEO
2024	17,279,869	16,200,752	14,744,566	701,247	1,934,618	2,656,605	—	—	21,116,153
2023	9,376,872	8,322,916	19,575,473	20,937,146	3,092,305	5,843,197	—	—	50,502,077
2022	5,214,596	4,216,576	7,191,272	7,488,708	—	(1,728,231)	—	—	13,949,769
Non-PEO NEOs (Average)
2024	5,487,228	4,779,736	4,350,650	202,985	570,384	924,330	—	—	6,755,841
2023	3,572,427	2,852,237	6,708,454	6,780,415	1,059,723	1,453,738	—	—	16,722,520
2022	2,049,783	1,365,547	2,328,893	2,028,219	—	(643,198)	—	—	4,398,150

(3)
The TSR set forth in this table assumes $100 was invested for the period starting December 31, 2021, through the end of the applicable year in our Class A common stock. Historical stock performance is not necessarily indicative of future stock performance.
(4)
The peer group TSR set forth in this table assumes $100 was invested for the period starting December 31, 2021, through the end of the applicable year in the Nasdaq Biotechnology Index.
(5)
The dollar amounts reported represent our consolidated net loss reflected in our audited consolidated financial statements for the applicable year.
(6)
As discussed under “Compensation Discussion and Analysis” above, the incentive elements in the executive compensation program were delivered in the form of annual cash bonuses and equity awards in the form of time-based vesting stock options and RSUs and executives’ annual incentive objectives were tied to strategic and operational corporate goals rather than financial goals. Accordingly, we determined that we did not have any financial performance measure which would constitute a “Company-Selected Measure” for purposes of this disclosure.

Relationship Between Pay and Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationships between the information presented in the Pay versus Performance table.

Total Shareholder Return

The following graph sets forth the relationship of CAP to our TSR and peer group TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEOs Compensation Actually Paid Versus Nuvalent TSR and Peer Group TSR
Compensation Actually Paid ($ in Millions)
$60M
$50M
$40M
$30M
$20M
$10M
$0M
TSR (FYE 2021 Indexed to $100)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$13.9M
$4.4M
$50.5M
$16.7M
$21.1M
$6.8M
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Nuvalent, Inc. TSR
Peer Group TSR

Net Income (Loss)

As a clinical-stage company, we incurred net losses during the periods presented and we have not considered net income (loss) in evaluating or determining executive compensation. From 2022 to 2024, our consolidated net loss increased. For our PEO and Non-PEO NEOs, CAP increased from 2022 to 2023 then decreased from 2023 to 2024.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had three equity compensation programs, each of which was approved by our stockholders: the 2017 Plan, the 2021 Plan and Amended and Restated 2021 Employee Stock Purchase Plan (ESPP).

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2017 Plan(1)	2,592,065	4.58	—
2021 Plan(2)	6,104,903	40.65	6,714,865
ESPP(3)	—	—	1,867,497
Equity compensation plans not approved by security holders	—	—	—
Total	8,696,968	28.93	8,582,362

(1)
No further grants will be made under our 2017 Plan.
(2)
Our 2021 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under our 2021 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 5% of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31 or (ii) such number of shares as determined by the Administrator (as such term is defined in our 2021 Plan). The shares of common stock underlying any awards that are cancelled, forfeited, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Company prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) under our 2017 Plan are added back to the shares of common stock available for issuance under our 2021 Plan. On January 1, 2025, the shares under our 2021 Plan were increased by 3,567,240 shares pursuant to the annual increase described above.
(3)
The number of shares of Class A common stock reserved for future issuance under our ESPP will automatically increase on January 1, in an amount equal to the least of: (i) 473,064 shares of Class A common stock, (ii) 1% of the outstanding shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31 or (iii) such number of shares as determined by the Administrator (as such term is defined in the ESPP). On January 1, 2025, the shares under the ESPP were increased by 473,064 shares pursuant to the annual increase described above.
(4)
Since RSUs do not have an exercise price, such units are not included in the weighted-average exercise price calculation.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2024 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had, has or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unrelated third parties.

Agreements with our stockholders

Agreement with the Deerfield Funds

We are party to an Amended and Restated Revenue Sharing Agreement with Deerfield Healthcare Innovations Fund, L.P. (Deerfield HIF) and Deerfield Private Design Fund IV, L.P. (Deerfield PDF IV, and collectively with Deerfield HIF, the Deerfield Funds) pursuant to which we are obligated to pay the Deerfield Funds a fixed low single-digit percentage of net sales of certain commercial products discovered, identified or generated by the Company during the period commencing on February 2, 2017, and ending on the date that is the earlier of (i) five years after the Deerfield Funds’ last investment in our capital stock and (ii) the fifth anniversary of the closing of our initial public offering. Any payments in respect of such products would be through the later of 12 years from the first commercial sale in a country or the expiration of the last-to-expire patent in that country. To date, we have not made any payments under this agreement and there are no upfront fees or milestone payments required to be paid by us under this agreement.

Agreement with our scientific founder

We are party to an Amended and Restated Revenue Sharing Agreement with our scientific founder and director, Matthew Shair, Ph.D., pursuant to which we are obligated to pay Dr. Shair a fixed low single-digit percentage of net sales of certain commercial products that either have a mechanism of action of (i) ROS1 inhibition and contain zidesamtinib or a backup compound substituted therefor in the event of a product development failure or (ii) ALK inhibition and contain neladalkib or a backup compound substituted therefor in the event of a product development failure, in each case, through the later of 12 years from the first commercial sale in a country or the expiration of the last-to expire patent in that country. To date, we have not made any payments under this agreement and there are no upfront fees or milestone payments required to be paid by us under this agreement.

Registration Rights

We are party to an investors’ rights agreement with certain holders of our common stock. The investor rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of our board of directors to the maximum extent allowed under the DGCL.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related party transaction policy for the review of any transaction involving over $120,000 in which the Company is a participant, and one of our executive officers, directors, director nominees or holders of more than 5% of our voting securities (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect interest. Our audit committee reviews all related party transactions for potential conflicts of interest, and its approval is required for all such transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of March 31, 2025, by:

•
each of our directors;
•
each of our NEOs;
•
all of our executive officers and directors as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock.

The percentage of shares beneficially owned is based on a total of 66,325,053 shares of our Class A common stock outstanding as of March 31, 2025. The percentage of shares beneficially owned in the table below does not present ownership of the 5,435,254 shares or our Class B common stock (all of which shares of Class B common stock were held by the Deerfield Funds) due to its non-voting status. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Class A common stock. Shares of our Class A common stock that an individual has a right to acquire within 60 days after March 31, 2025, are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Nuvalent, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Affiliates of Deerfield(1)	23,582,278	27.30%
Affiliates of FMR LLC(2)	8,725,070	13.16%
Affiliates of Paradigm BioCapital(3)	5,000,000	7.54%
The Vanguard Group(4)	4,499,864	6.78%
Affiliates of BlackRock, Inc.(5)	3,624,981	5.47%
Named Executive Officers and Directors
James R. Porter, Ph.D.(6)	2,055,413	3.01%
Alexandra Balcom, MBA, CPA(7)	436,408	*
Deborah Miller, Ph.D., J.D.(8)	283,940	*
Darlene Noci, ALM(9)	163,187	*
Christopher Turner, M.D.(10)	519,779	*
Grant Bogle(11)	674	*
Emily Drabant Conley, Ph.D.(12)	38,341	*
Gary Gilliland, M.D., Ph.D.(13)	95,412	*
Andrew A. F. Hack, M.D., Ph.D.(14)	1,525,267	2.30%
Michael L. Meyers, M.D., Ph.D.(15)	57,805	*
Joseph Pearlberg, M.D., Ph.D.	—	—
Anna Protopapas(16)	70,000	*
Matthew Shair, Ph.D.(17)	1,719,220	2.59%
Sapna Srivastava, Ph.D.(18)	103,500	*
Cameron A. Wheeler, Ph.D.	—	—
All executive officers and directors as a group (16 persons)(19)	7,158,079	10.20%

* Represents beneficial ownership of less than 1%.

(1)
The information reported is as of December 31, 2024, and based on a Schedule 13G/A filed with the SEC on February 13, 2025, by Deerfield and certain of its affiliates. Consists of (a) (i) an aggregate of 17,991,024 shares of Class A common stock held by Deerfield Partners, L.P. and the Deerfield Funds, of which Deerfield is the investment advisor; and (ii) an aggregate of 5,435,254 shares of Class A common stock issuable upon conversion of an equal number of shares of Class B common stock held by the Deerfield Funds, of which Deerfield is the investment advisor; and (b) an aggregate of 156,000 shares of Class A common stock issuable upon exercise of stock options held by Cameron A. Wheeler, Ph.D., and Joseph Pearlberg, M.D., Ph.D., each of whom is an employee of Deerfield, for the benefit and at the direction of Deerfield, to the extent such options are currently exercisable or that will become exercisable within sixty days after March 31, 2025. The terms of the Class B common stock restrict the conversion of such shares to the extent that, upon such conversion, the number of shares of Class A common stock then beneficially owned by the holder and its affiliates and any other person or entity with which such holder would constitute a Section 13(d) “group” would exceed 4.9% of the total number of shares of Class A common stock then outstanding (the Ownership Cap). Accordingly, notwithstanding the number of shares reported, each of Deerfield, each Deerfield Fund, Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P. and James E. Flynn disclaims beneficial ownership of the shares of Class A common stock issuable upon conversion of Class B common stock to the extent that upon such conversion the number of shares beneficially owned by the such persons and entities, in the aggregate, would exceed the Ownership Cap. Deerfield Mgmt IV, L.P. is the general partner of Deerfield PDF IV. Deerfield Mgmt HIF, L.P. is the general partner of Deerfield HIF. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Mr. Flynn is the sole member of the general partner of each of Deerfield, Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P. and Deerfield Mgmt, L.P. Deerfield Mgmt IV, L.P. may be deemed to beneficially own the shares held by Deerfield PDF IV. Deerfield Mgmt HIF, L.P. may be deemed to beneficially own the shares held by Deerfield HIF. Deerfield Mgmt, L.P. may be deemed to beneficially own the shares held by Deerfield Partners, L.P. Each of Deerfield and Mr. Flynn may be deemed to beneficially own the securities held by the Deerfield Funds and Deerfield Partners, L.P. The address of each of the foregoing persons and entities is 345 Park Avenue South, 12th Floor, New York, NY 10010.
(2)
The information reported is as of December 29, 2023, and based on a Schedule 13G/A filed with the SEC on February 9, 2024, by FMR LLC. FMR LLC has sole voting power with respect to 8,725,015 of the shares and sole dispositive power with respect to all of the shares of Class A common stock reflected, and Abigail P. Johnson has sole voting power and sole dispositive power with respect to all of the shares of Class A common stock reflected. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)
The information reported is as of September 30, 2024, and based on a Schedule 13G/A filed with the SEC on November 14, 2024, by Paradigm BioCapital Advisors LP (Paradigm Advisors), Paradigm BioCapital Advisors GP LLC (the Paradigm GP), Paradigm BioCapital International Fund Ltd. (the Paradigm Fund) and Senai Asefaw, M.D. Consists of (a) 4,292,311 shares of Class A common stock held by the Paradigm Fund, and (b) 707,689 shares of Class A common stock held in one or more separately managed accounts managed by Paradigm Advisors (the Paradigm Account). The Paradigm Fund is a private investment vehicle. Paradigm Advisors is the investment manager of the Paradigm Fund and the Paradigm Account. The Paradigm GP is the general partner of Paradigm Advisors. Senai Asefaw, M.D. is the managing member of the Paradigm GP. Paradigm Advisors, the Paradigm GP and Senai Asefaw, M.D., may be deemed to beneficially own the Class A common stock directly beneficially owned by the Paradigm Fund and the Paradigm Account. Each of Paradigm Advisors, the Paradigm GP, the Paradigm Fund and Senai Asefaw, M.D. disclaims beneficial ownership with respect to any Class A common stock other than the Class A common stock directly beneficially owned by such entity or person. The address of each of Paradigm Advisors, the Paradigm GP, the Paradigm Fund and Senai Asefaw, M.D. is 767 Third Avenue, 17th Floor, New York, NY 10017.

(4)
The information reported is as of December 31, 2024, and based on a Schedule 13G/A filed with the SEC on January 31, 2025, by The Vanguard Group (Vanguard). Of the Class A common stock reported, Vanguard has: (a) shared voting power with respect to 67,091 of such shares, (b) sole dispositive power with respect to 4,389,755 of such shares, and (c) shared dispositive power with respect to 110,109 of such shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
The information is as of September 30, 2024 and based on a Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. (BlackRock). Of the Class A common stock reported, BlackRock has (a) sole voting power with respect to 3,544,846 of such shares and (b) sole dispositive power with respect to all of such shares. These shares may be held by the following subsidiaries of Blackrock: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(6)
Includes 1,937,801 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(7)
Includes 415,624 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(8)
Includes 275,804 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(9)
Includes 156,103 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(10)
Includes 498,182 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(11)
Consists of 674 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(12)
Includes 38,333 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(13)
Consists of 95,412 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(14)
Consists of (a) 78,000 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025, and (b) 1,447,267 shares of Class A common stock held directly by Bain Capital Life Sciences Fund II, L.P. (BCLS Fund II), BCIP Life Sciences Associates, LP (BCIPLS) and BCLS II Investco, LP (BCLS II Investco and, together with BCLS Fund II and BCIPLS, the Bain Capital Life Sciences Entities). Bain Capital Life Sciences Investors, LLC (BCLSI) is the ultimate general partner of each of BCLS Fund II and BCLS II Investco and governs the investment strategy and decision-making process with respect to investments held by BCIPLS. Dr. Hack is a partner at BCLSI and, as a result, may be deemed to share voting and dispositive power with respect to the shares held by the Bain Capital Life Sciences Entities. The information reported with respect to the holdings of the Bain Capital Life Sciences Entities is as of December 11, 2024, and is based on (i) a Schedule 13D/A filed with the SEC on March 29, 2024, by BCLSI reporting the holdings of the Bain Capital Life Sciences Entities as of March 27, 2024, as supplemented by (ii) a Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on December 13, 2024, by Dr. Hack.
(15)
Consists of 57,805 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(16)
Consists of 70,000 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.

(17)
Includes (a) 216,522 shares of Class A common stock held by Matthew D. Shair 2021 Irrevocable Family Trust and (b) 78,000 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025. Dr. Shair exercises voting and dispositive power over the shares beneficially owned by Matthew D. Shair 2021 Irrevocable Family Trust.
(18)
Consists of 103,500 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days after March 31, 2025.
(19)
Includes (a) shares described in footnotes (6) through (18) above and (b) 89,133 shares of Class A common stock beneficially owned by an executive officer who is not named in the table above.

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2026 annual meeting of stockholders, stockholder proposals must be received by us no later than December 29, 2025, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our Amended and Restated Bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders, including director nominations, intended to be presented at the 2026 annual meeting of stockholders but not included in the proxy statement by March 20, 2026, but not before February 18, 2026, which is not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. However, if the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice must be no later than the close of business on the later of 90 days prior to the scheduled date of the 2026 annual meeting of stockholders and 10 days following the day on which public announcement of the date of the 2026 annual meeting of stockholders was first made. Stockholders are advised to review our Amended and Restated Bylaws which also specify requirements as to the form and content of a stockholder’s notice, including the requirements of Rule 14a-19 under the Exchange Act for director nominations.

Any proposals, notices or information about proposed director candidates should be sent to Nuvalent, Inc., Attention: Secretary, One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to you if you write or call us at Nuvalent, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142, telephone: (857) 357-7000. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

NUVALENT, INC. ONE BROADWAY, 14TH FLOOR CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NUVL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Nuvalent, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nuvalent, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by June 17, 2025 in order to be counted at the meeting TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V67839-P25211 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NUVALENT, INC. The Board of Directors recommends you vote “FOR” each of the Class I director nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3. 1. Election of the following nominees as Class I directors: Nominees: For Withhold 1a. Grant Bogle 1b. James R. Porter, Ph.D. 1c. Anna Protopapas For Against Abstain 2. To approve, on an advisory basis, the compensation paid to our named executive officers. 3. To ratify the appointment of KPMG LLP as Nuvalent, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please add your title as such. Joint owners should each sign personally. If a signer is a corporation, partnership or other entity, please sign in full corporate, partnership or entity name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V67840-P25211 NUVALENT, INC. ANNUAL MEETING OF STOCKHOLDERS June 18, 2025, 11:00 AM ET THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) James R. Porter, Alexandra Balcom and Deborah Miller, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Nuvalent, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held exclusively via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/NUVL2025 at 11:00 AM Eastern Time on June 18, 2025, and any adjournments or postponements of the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE